Exhibit 4.14.3
THE SYMBOL "[*]" DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Originally dated 25 September 2018, as amended and restated on 29 April 2021, 21 December 2021 and 21 June 2022 and further amended and restated on 20 December 2022
FRENCH MASTER LEASE AND SERVICING AGREEMENT
between
RAC FINANCE SAS
as Lessor
HERTZ FRANCE SAS
as Lessee and Servicer
those Permitted Lessees from time to time becoming Lessees hereunder
and
BNP PARIBAS TRUST CORPORATION UK LIMITED
as French Security Trustee
and
BNP PARIBAS TRUST CORPORATION UK LIMITED
as Issuer Security Trustee

Table of Contents

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THIS AGREEMENT (as amended, modified or supplemented from time to time in accordance with the provisions hereof, this “Agreement”), is made on 25 September 2018, amended and restated on 29 April 2021, 21 December 2022 and 21 June 2022 and, further amended and restated on ____ December 2022 between the following parties:
(1)    RAC FINANCE SAS, an entity established in France with its principal place of business in Beauvais, whose registered office is at Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1, 78180, Montigny-le-Bretonneux, 487 581 498 RCS Versailles , France (“French FleetCo”), as lessor (in such capacity, the “Lessor”);
(2)    HERTZ FRANCE SAS, an entity established in France having its registered address at 1/3 avenue Westphalie, Immeuble Futura 3, 78180 Montigny Le Bretonneux, France (“French OpCo”), as a lessee and as servicer (in such capacity as servicer, the “Servicer”); and
(3)    those various Permitted Lessees (as defined herein) from time to time becoming Lessees hereunder pursuant to Clause 12 (Additional Lessees) hereof (each, an “Additional Lessee”), as lessees (French OpCo and the Additional Lessees, in their capacities as lessees, each a “Lessee” and, collectively, the “Lessees”);
(4)    BNP PARIBAS TRUST CORPORATION UK LIMITED, acting through its registered office at 10 Harewood Avenue, London NW1 6AA, as French security trustee (in such capacity, the “French Security Trustee”); and
(5)    BNP PARIBAS TRUST CORPORATION UK LIMITED, acting through its registered office at 10 Harewood Avenue, London NW1 6AA, as Issuer security trustee (in such capacity, the “Issuer Security Trustee”).
WHEREAS
(A)    The Lessor has purchased or will purchase French Vehicles from various parties on arm’s-length terms pursuant to one or more other motor vehicle purchase agreements or otherwise, in each case, that the Lessor determines shall be leased hereunder.
(B)    The Lessor desires to lease to each Lessee and each Lessee desires to lease from the Lessor certain Lease Vehicles for use in connection with the business of such Lessee, including use by such Lessee’s employees, directors, officers, representatives, agents and other business associates in their personal or professional capacities.
(C)    The Lessor and each Lessee desire the Servicer to perform various servicing functions with respect to the Lease Vehicles (to the extent relating to the Vehicles purported to be leased pursuant to this Agreement), and the Servicer desires to perform such functions, in accordance with the terms hereof.
THE PARTIES HEREBY AGREE AS FOLLOWS
1    DEFINITIONS AND CONSTRUCTION
1.1    Definitions
Except as otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the master definitions and constructions agreement signed by, amongst others, the parties hereto dated the Signing Date as amended, modified or supplemented from time to time (the “Master Definitions and Constructions Agreement”). All Clause, Sub-Clause or paragraph references herein shall refer to clauses, sub-clauses or paragraphs of this Agreement, except as otherwise provided herein.
1.2    Rules of Construction
(a)    In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires, words and expressions used have the constructions ascribed to them in Clause 2 (Principles of Interpretation and Construction) of the Master Definitions and Constructions Agreement.

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(b)    If any obligations of a party to this Agreement or provisions of this Agreement are subject to or contrary to any mandatory principles of applicable law, compliance with such obligations and/or provisions of this Agreement shall be deemed to be subject to such mandatory principles (or waived) to the extent necessary to be in compliance with such law.
(c)    In this Agreement, the term “sub-lease” means any underlease, sub-lease, license or mandate in relation to the use of a Lease Vehicle between a Lessee, as lessor, and a sub-lessee, as lessee but does not include, for the avoidance of doubt, any arrangements and normal business operations involving the ultimate return of Lease Vehicles from locations not operated by a Lessee to drop locations of such Lessee (and ancillary use or transportation of such Lease Vehicles in relation thereto).
(d)    Each Lessee and the Lessor agrees that the role of Hertz France SAS as third party holder shall prevail over its role as Lessee or Servicer and that in the event of any conflict or discrepancy between the French Vehicle Pledge Agreement and this Agreement, the terms of the French Vehicle Pledge Agreement shall prevail.
(e)    Words in French used in this Agreement and having a specific legal meaning should prevail over the English translation.
1.3    Effectiveness
The parties hereto acknowledge and agree that the rights and obligations under this Agreement shall become effective at the Effective Time.
2    NATURE OF AGREEMENT
(a)    Each Lessee and the Lessor acknowledges that the relationship between the Lessor and each Lessee pursuant to this Agreement shall be only that of a lessor and a lessee and that any lease of Lease Vehicles granted pursuant to this Agreement shall be a lease governed by French law and title to the Lease Vehicles will at all times remain with the Lessor. No Lessee shall acquire by virtue of this Agreement any right, title or interest in or to or option to purchase any Lease Vehicles, except the leasehold interest established by this Agreement. The parties agree that this Agreement is a lease on arm’s length terms and agree to treat the leasehold interest established by this Agreement over each Lease Vehicle as a lease (location simple) of such Lease Vehicle governed by articles 1713 and seq. of the French Code civil for all purposes, including accounting, regulatory and otherwise, and not a crédit-bail or a vente à tempérament or a location-vente.
(b)    Each Lessor and the Lessee hereby confirms to and for the benefit of French Security Trustee and FleetCo Secured Parties that it is the intention of each Lessor and the Lessee that:
(i)    this French Master Lease constitutes a single indivisible lease of all the Vehicles subject to such French Master Lease and not separate leases governed by similar terms; and
(ii)    this French Master Lease is intended for all purposes (including in the case of bankruptcy) to be a single lease with respect to all Vehicles subject to such French Master Lease.
(c)    [Reserved]
2.1    Lease of Vehicles
(a)    Lease of Existing Fleet. From the Closing Date and subject to the terms and provisions hereof and the Global Deed of Termination and Release, each of the Lessee and the Lessor hereto agree that:
(i)    on the Closing Date (A) the Lessor shall lease to the Lessee and (B) the Lessee shall lease from the Lessor, in each case, all Vehicles leased (as at the Closing Date) pursuant to the French master lease agreement entered into on 6 August 2007 (as such agreement has been amended and restated from time to time)

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between Hertz France SAS (as lessee thereunder), RAC Finance SAS (as lessor thereunder) and BNP Paribas Trust Corporation UK Limited (as borrower security trustee thereunder) (which such agreement shall, for the purposes of this Sub-Clause 2.1, be referred to as the “Terminated French Master Lease”);
(ii)    on the Closing Date, all rights and obligations of each party under the Terminated French Master Lease shall be terminated in accordance with the provisions of the Global Deed of Termination and Release dated on or around the date hereof;
(iii)    from and including the Closing Date, the Vehicles leased pursuant to Sub-Clause 2.1(a) above shall be leased in accordance with the terms and provisions of this French Master Lease and each party hereto shall have the rights and obligations provided for in this Agreement in connection with the Vehicles referred to in this Sub-Clause 2.1(a); and
(iv)    the capitalized cost of each Vehicle leased pursuant to Sub-Clause 2.1(a) above shall be equal to such Vehicle’s net book value immediately prior to such Vehicle’s Vehicle Lease Commencement Date.
(b)    Agreement to Lease. From time to time, subject to the terms and provisions hereof (including satisfaction of the conditions precedent set forth in Sub-Clause 2.1(c) (Conditions Precedent to Lease of Lease Vehicles)), the Lessor agrees to lease to each Lessee, and each Lessee agrees to lease from the Lessor those certain Lease Vehicles identified on Lease Vehicle Acquisition Schedules and Intra-Lease Lessee Transfer Schedules produced from time to time by or on behalf of such Lessee pursuant to Sub-Clauses 2.1(d) (Lease Vehicle Purchases and Lease Vehicle Acquisition Schedules) and 2.2(b) (Intra-Lease Transfers), respectively.
(c)    Conditions Precedent to Lease of Lease Vehicles. The agreement of the Lessor to commence leasing any Lease Vehicle to any Lessee hereunder is subject to the following conditions precedent being satisfied at the time the Lessor orders such Lease Vehicles and will continue to be satisfied when the Lease Vehicles are delivered to the French FleetCo or to its order:
(i)    No Default. No Lease Event of Default shall have occurred and be continuing on the Vehicle Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder, and no Potential Lease Event of Default with respect to any event or condition specified in Sub-Clause 9.1.1 (Events of Default), Sub-Clause 9.1.5 (Events of Default) or Sub-Clause 9.1.8 (Events of Default) shall have occurred and be continuing on the Vehicle Lease Commencement Date for such Lease Vehicle or would result from the leasing of such Lease Vehicle hereunder;
(ii)    Funding. French FleetCo shall have sufficient available funding to purchase such Lease Vehicle;
(iii)    Representations and Warranties. The representations and warranties contained in Clause 7 (Certain Representations and Warranties) are true and correct in all material respects (unless any such representation or warranty contains a materiality limitation by its terms, in which case such representation or warranty shall be true and correct) as of such date (unless any such representation or warranty by its terms makes reference to a specific date, in which case, such representation or warranty shall be true and correct for such specific date);
(iv)    Eligible Vehicle. Such Lease Vehicle is an Eligible Vehicle or in the case of any Credit Vehicle will be an Eligible Vehicle following payment of the purchase price in respect thereof;
(v)    Vehicle Purchasing Agreement. Such Lease Vehicle has been ordered in accordance with the terms of the relevant Vehicle Purchasing Agreement;
(vi)    Lease Expiration Date. The Lease Expiration Date has not occurred; and

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(vii)    Payment. If such Lease Vehicle was purchased by French FleetCo on non-credit terms, French FleetCo has paid in full the purchase price for such Lease Vehicle and if such Lease Vehicle was purchased on credit terms by French FleetCo, such Lease Vehicle has been delivered to or (as the case may be) is available for collection by French FleetCo.
(d)    Lease Vehicle Purchases and Lease Vehicle Acquisition Schedules
(i)    Each Lessee may from time to time request that the Lessor acquires vehicles for the purpose of leasing such vehicles in accordance with the terms of this Agreement (which request may be amended or cancelled in such Lessee’s sole discretion before the delivery of the relevant Vehicle provided that no French Leasing Company Amortization Event has occurred and is continuing, and provided further that the Lessor shall only be obliged to accept such amendment or cancellation subject to being able to make an amendment or cancellation to the corresponding vehicle order under the relevant Vehicle Purchasing Agreement or Sale Agreement and, to the extent that the Lessor will incur any Liability as a result thereof and the relevant Manufacturer or Dealer confirms that such a Liability is due, the Lessor having received full payment from the Lessee for any such Liabilities). The Lessor may, in its absolute discretion, and provided that the conditions precedent in Clause 2.1(c) (Conditions Precedent to Lease of Lease Vehicles) above have been satisfied or waived by the French Security Trustee, order the relevant vehicles in accordance with the terms of the relevant Vehicle Purchasing Agreement.
(ii)    Any order of Vehicles will be made by French Opco acting in its capacity as French Servicer on behalf of French Fleetco. The Lessor shall not incur any Liability of any type whatsoever if it does not or cannot accept any order of new Vehicle (including if the conditions precedent set out under Clause 2.1(c) (Conditions Precedent to Lease of Lease Vehicles) are satisfied).
(iii)    Before making any order of Vehicle, the French Servicer shall verify that the conditions precedent set out under Clause 2.1(c) (Conditions Precedent to Lease of Lease Vehicles) are or will be complied with. Any waiver of a condition precedent will require the prior written consent of the French Security Trustee.
(iv)    Each Lessee shall deliver or cause to be delivered to the Lessor one or more schedules identifying the vehicles which the Lessor has acquired pursuant to a Vehicle Purchasing Agreement following a request by such Lessee, which schedules shall include the Basic Lease Vehicle Information (each such schedule, a “Lease Vehicle Acquisition Schedule”). Each Lessee hereby agrees that each such delivery of a Lease Vehicle Acquisition Schedule shall be deemed hereunder to constitute a representation and warranty by such Lessee, to and in favor of the Lessor, that each condition precedent to the leasing of the Lease Vehicles identified in such Lease Vehicle Acquisition Schedule has been satisfied as of the date on which the relevant Lease Vehicles were ordered and delivered.
(v)    During the period from the Vehicle Lease Commencement Date in respect of a Lease Vehicle to the date that such Lease Vehicle is first identified on a Lease Vehicle Acquisition Schedule, the existence of a lease between the Lessor and a Lessee in respect of that Lease Vehicle shall be evidenced and determined by reference to the records of the Lessor (which such records shall be held to be correct for all purposes unless manifestly erroneous).
(vi)    The Lease Vehicle Acquisition Schedule for each Lease Vehicle to be leased hereunder on the Closing Date shall be substantially in the form as set out in Schedule VIII (Form of Initial Lease Vehicle Acquisition Schedule).
(e)    The Lessee shall indemnify the Lessor in respect of any Liabilities which the Lessor may suffer in circumstances where the Lessor has ordered a Vehicle or Vehicles in accordance with the terms of the relevant Vehicle Purchasing Agreement and (i) the Lessee has cancelled or amended the aforementioned Vehicle or Vehicles and/or (ii) the Lessor has accepted an order but subsequently is made aware of an event which would give rise to a Master Lease Termination Notice being served and rejects such notice, and/or (iii) a lease is not entered into by the date on which the Lessor pays the purchase price for such

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Vehicle or Vehicles (including, without limitation, where a lease is not entered into because the conditions precedent in Clause 2.1(c) (Conditions Precedent to Lease of Lease Vehicles) above are not satisfied).
(f)    Lease Vehicle Acceptance or Non-conforming Lease Vehicle Rejection.
(i)    Subject to Sub-Clause 2.1(f)(ii) below, with respect to any vehicle identified on a Lease Vehicle Acquisition Schedule and made available for lease by the Lessor to any Lessee, such Lessee shall have the right to inspect such vehicle within five (5) days of receipt (or such shorter period as may be contemplated under the applicable Vehicle Purchasing Agreement) (the “Inspection Period”) of such vehicle and either accept or, if such vehicle is a Non-conforming Lease Vehicle, reject such vehicle; provided that, such Lessee shall be deemed to have accepted such vehicle as a Lease Vehicle unless it has notified the Lessor in writing that such vehicle is a Non-conforming Lease Vehicle during the Inspection Period (the delivery date of such written notice, the “Rejection Date”). If such Lessee timely notifies the Lessor that such Vehicle is a Non-conforming Lease Vehicle, then such Non-conforming Lease Vehicle with respect to which such Lessee has so notified the Lessor shall be a “Rejected Vehicle”.
(ii)    Notwithstanding Sub-Clause 2.1(f)(i) above, a Lessee will only be entitled to reject any Lease Vehicle delivered to it by or on behalf of the Lessor (A) if the Lessor is itself entitled to reject such Lease Vehicle under the relevant Vehicle Purchasing Agreement pursuant to which such Vehicle was ordered and (B) subject to the same conditions (to the extent applicable) as to rejection as may be applicable to the Lessor under the relevant Vehicle Purchasing Agreement in respect of such Vehicle.
(iii)    The Lessor shall cause the Servicer to dispose of a Rejected Vehicle described in sub-paragraph (i) above (including by returning such Rejected Vehicle to the seller thereof in accordance with the terms of the applicable Vehicle Purchasing Agreement) in accordance with Sub-Clause 6.1 (Servicer functions with respect to Lease Vehicle Returns, Disposition and Invoicing).
2.2    Certain Transfers
(a)    Sales to Lessee. Unless a Lease Event of default has occurred and is continuing, the Lessor and the relevant Lessee may from time to time, in their absolute discretion, agree for the Lessor to sell a Lease Vehicle during such Lease Vehicle’s Vehicle Term to the relevant Lessee for an amount equal to the net book value under GAAP of such Lease Vehicle.
(b)    Intra-Lease Transfers. From time to time, a particular Lessee (the “Transferor Lessee”) may desire to cease leasing a Lease Vehicle hereunder and another Lessee (the “Transferee Lessee”) may desire to commence leasing such Lease Vehicle hereunder. Upon delivery by such Lessees to the Lessor of written notice identifying by VIN each Lease Vehicle to be so transferred from such Transferor Lessee to such Transferee Lessee (such notice, an “Intra-Lease Lessee Transfer Schedule”), each Lease Vehicle identified in such Intra-Lease Lessee Transfer Schedule shall cease to be leased by the Transferor Lessee and shall contemporaneously commence being leased to the Transferee Lessee, provided that such transfer does not result in the breach of any prescribed limits relating to Lease Vehicles set out in the Related Documents. Each Lessee agrees that upon such a transfer of any Lease Vehicle from one Lessee to another Lessee pursuant to this Agreement, such Transferor Lessee relinquishes all rights that it has in such Lease Vehicle pursuant to this Agreement. Each Intra-Lease Lessee Transfer Schedule may be delivered electronically and may be delivered directly by either the applicable Transferor Lessee or the applicable Transferee Lessee or on behalf of either such party by any agent or designee of such party. In accordance with article 1216 of the French Code civil, the Lessor hereby agrees in advance to any transfer of lease agreement between a Transferor Lessee and a Transferee Lessee.

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2.3    Transfer of Risks
As of the relevant Vehicle Lease Commencement Date, and until the later of:
(a)    the Vehicle Lease Expiration Date; or
(b)    such time at which the Lessee and the relevant sub-lessee (if any) no longer possesses such Lease Vehicle and the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Lease Vehicle has been transferred to any third party, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Lease Vehicle, however caused or occasioned, and all other risks and liabilities relating to the Lease Vehicle.
2.4    Return
(a)    Lessee Right to Return. Any Lessee may return any Lease Vehicle (other than any Lease Vehicle that has experienced a Casualty or become an Ineligible Vehicle) then leased by such Lessee at any time prior to such Lease Vehicle’s French Master Lease Scheduled Expiration Date to the Servicer at the location for such Lease Vehicle’s return reasonably specified by the Servicer; provided that, for the avoidance of doubt, the Vehicle Term for such Lease Vehicle will continue until the Vehicle Lease Expiration Date thereof, notwithstanding the prior return of such Lease Vehicle pursuant to this Sub-Clause 2.4(a) (Lessee Right to Return).
(b)    Lessee Obligation to Return.
(i)    Each Lessee shall return each Lease Vehicle leased by such Lessee on or prior to such Lease Vehicle’s French Master Lease Scheduled Expiration Date to the Servicer at the location for such Lease Vehicle’s return reasonably specified by the Servicer (taking into account transportation costs and expected realizable disposition proceeds).
(ii)    Each Lessee shall return each Lease Vehicle leased by such Lessee upon the Vehicle Lease Expiration Date to the Lessor unless a Disposition Date has occurred in respect of such Lease Vehicle.
2.5    Redesignation of Vehicles
(a)    Mandatory Program Vehicle to Non-Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Program Vehicle leased by any Lessee hereunder as of any date of determination, the Lessor shall on the date specified in Sub-Clause 2.5(d) (Timing of Redesignations) redesignate such Lease Vehicle as a Non-Program Vehicle, if:
(i)    a Manufacturer Event of Default is continuing with respect to the Manufacturer of such Lease Vehicle as of such date; or
(ii)    as of any such date occurring after the Minimum Program Term End Date with respect to such Lease Vehicle, such Lease Vehicle was returned as of such date pursuant to the terms of the Manufacturer Program with respect to such Lease Vehicle, the Manufacturer of such Lease Vehicle would not be obligated to pay a repurchase price for such Lease Vehicle, or guarantee the disposition proceeds to be received for such Vehicle, in each case in an amount at least equal to (1) the Net Book Value of such Lease Vehicle, as of such date, minus (2) the Final Base Rent that would be payable in respect of such Lease Vehicle, assuming that such date were the Disposition Date for such Lease Vehicle, minus (3) the Excess Mileage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (4) the Excess Damage Charges with respect to such Lease Vehicle, that would be applicable as of such date, assuming that such date were the Disposition Date, minus (5) the Pre-VLCD Program Vehicle Depreciation Amount paid or payable with respect to such Lease Vehicle, as of such date, minus (6) the Program

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Vehicle Depreciation Assumption True-Up Amount paid or payable with respect to such Lease Vehicle, as of such date.
(b)    Optional Program Vehicle to Non-Program Vehicle Redesignations. In addition to Sub-Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) and without limitation thereto, with respect to any Lease Vehicle that is a Program Vehicle leased by any Lessee hereunder as of any date of determination, such Lessee may redesignate such Lease Vehicle as a Non-Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee shall not redesignate any Program Vehicle as a Non-Program Vehicle pursuant to this Sub-Clause 2.5(b) (Optional Program Vehicle to Non-Program Vehicle Redesignations) if, after giving effect to such redesignation, an Aggregate Asset Amount Deficiency would exist, unless such redesignation would decrease the amount of such Aggregate Asset Amount Deficiency.
(c)    Non-Program Vehicle to Program Vehicle Redesignations. With respect to any Lease Vehicle that is a Non-Program Vehicle leased by any Lessee hereunder as of any date of determination, if such Lease Vehicle was previously designated as a Program Vehicle, then such Lessee may redesignate such Lease Vehicle as a Program Vehicle upon written notice to the Lessor (which written notice may be delivered electronically and may be delivered directly by such Lessee or on its behalf by any agent or designee of such Lessee); provided that, such Lessee may not redesignate any such Lease Vehicle as a Program Vehicle if such Lease Vehicle would then be required to be redesignated as a Non-Program Vehicle pursuant to Sub-Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) after designating such Lease Vehicle as a Program Vehicle.
(d)    Timing of Redesignations. With respect to any redesignation to be effected pursuant to Sub-Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations), such redesignation shall occur as of the first calendar day of the calendar month following the date on which the applicable event or condition described in Sub-Clause 2.5(a)(i) or (ii) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) occurs. With respect to any redesignation to be effected pursuant to Sub-Clause 2.5(b) (Optional Program Vehicle to Non-Program Vehicle Redesignations) or 2.5(c) (Non-Program Vehicle to Program Vehicle Redesignations), such redesignation shall occur as of the first calendar day of the calendar month immediately following the calendar month of the date written notice was delivered by the applicable Lessee of such redesignation.
(e)    Program Vehicle to Non-Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Non-Program Vehicle pursuant to Sub-Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations) or Sub-Clause 2.5(b) (Optional Program Vehicle to Non-Program Vehicle Redesignations), the Lessee of such Lease Vehicle as of the close of business on the date of such redesignation shall pay to the Lessor on the Payment Date following the effective date of such redesignation, as determined in accordance with Sub-Clause 2.5(d) (Timing of Redesignations), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle over the Market Value of such Lease Vehicle, in each case, as of the date of such redesignation (such excess, if any, for such Lease Vehicle, a “Redesignation to Non-Program Amount”).
(f)    Non-Program Vehicle to Program Vehicle Redesignation Payments. With respect to any Lease Vehicle that is redesignated as a Program Vehicle pursuant to Sub-Clause 2.5(c) (Non-Program Vehicle to Program Vehicle Redesignations), the Lessor shall pay to the Lessee of such Lease Vehicle on the Payment Date following the effective date of such redesignation, as determined in accordance with Sub-Clause 2.5(d) (Timing of Redesignations), an amount equal to the excess, if any, of the Net Book Value of such Lease Vehicle (as of the date of such redesignation and calculated assuming that such Lease Vehicle had never been designated as a Non-Program Vehicle) over the Net Book Value of such Lease Vehicle (as of the date of such redesignation but without giving effect to such Lease Vehicle’s redesignation as a Program Vehicle) (such excess, if any, for such Lease Vehicle and such redesignation, the “Redesignation to Program Amount”); provided that,

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(i)    no payment shall be required to be made and no payment may be made by the Lessor pursuant to this Sub-Clause 2.5(f) (Non-Program Vehicle to Program Vehicle Redesignation Payments) to the extent that an Amortization Event or a Potential Amortization Event exists or would be caused by such payment;
(ii)    the amount of any such payment to be made by the Lessor on any such date shall be capped at and be paid from (and the obligation of the Lessor to make such payment on such date shall be limited to) the amount of funds available to the Lessor on such date; and
(iii)    if any such payment from the Lessor is limited in amount pursuant to the foregoing paragraph (i) or (ii), the Lessor shall pay to such Lessee the funds available to the Lessor on such Payment Date and shall pay to such Lessee on each Payment Date thereafter the amount available to the Lessor until such Redesignation to Program Amount has been paid in full to such Lessee.
2.6    Hell-or-High-Water Lease
Each Lessee’s obligation to pay all rent and other sums hereunder shall be absolute and unconditional, and shall not be subject to any abatement, setoff (except as required under Sub-Clause 4.8(f) below), counterclaim, deduction or reduction for any reason whatsoever. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation:
(i)    any defect in the condition, merchantability, quality or fitness for use of the Lease Vehicles or any part thereof;
(ii)    any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Lease Vehicles or any part thereof;
(iii)    any restriction, prevention or curtailment of or interference with any use of the Lease Vehicles or any part thereof;
(iv)    any defect in or any Security on title to the Lease Vehicles or any part thereof;
(v)    any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of such Lessee or the Lessor;
(vi)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court;
(vii)    any claim that such Lessee has or might have against any Person, including without limitation the Lessor;
(viii)    any failure on the part of the Lessor or such Lessee to perform or comply with any of the terms hereof or of any other agreement;
(ix)    any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other French Related Documents or any provision of any thereof, in each case whether against or by such Lessee or otherwise;
(x)    any insurance premiums payable by such Lessee with respect to the Lease Vehicles; or
(xi)    any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not such Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable.
Each Lessee, to the extent permitted by law, waives all rights now or hereafter available to it under French law to any diminution or reduction of Rent or other amounts payable by such Lessee hereunder. In particular, as an exception to the provisions of articles 1721, 1722, and 1724 of the French Code civil (and notwithstanding the fact that the relevant suspension of use may continue

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for a period of more than twenty-one (21) days), no Lessee shall be entitled to claim any diminution or reduction of Rent. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. All covenants and agreements of each Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.
3    TERM
3.1    Vehicle Term
(a)    Vehicle Lease Commencement Date. The “Vehicle Lease Commencement Date” with respect to any Lease Vehicle shall mean the date referenced in the applicable Lease Vehicle Acquisition Schedule with respect to such Lease Vehicle, provided that:
(i)    in respect of Lease Vehicles which were leased under the Terminated French Master Lease, such date shall be the Closing Date;
(ii)    in respect of Lease Vehicles to be leased pursuant to this Agreement and which were not leased under the Terminated French Master Lease, in no event shall such date be a date later than (i) the date that funds are expended by French FleetCo to acquire such Lease Vehicle or (ii) if earlier, the date on which the Lease Vehicle is delivered (such date of payment, the “Vehicle Funding Date” for such Lease Vehicle).
(b)    Vehicle Term for Lease Vehicles. The “Vehicle Term” with respect to each Lease Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of:
(i)    the Disposition Date with respect to such Lease Vehicle;
(ii)    if such Lease Vehicle becomes a Rejected Vehicle, the Rejection Date with respect to such Rejected Vehicle; and
(iii)    the French Master Lease Scheduled Expiration Date with respect to such Lease Vehicle, the earliest of such three dates being referred to as the “Vehicle Lease Expiration Date” for such Lease Vehicle, provided that, in relation to paragraph (iii) above, no Vehicle Lease Expiration Date will occur if a French Master Lease Extension Agreement has been executed within five (5) Business Days of the French Master Lease Scheduled Expiration Date.
(c)    [Reserved]
(d)    Lease Vehicles with Multiple Vehicle Terms. For the avoidance of doubt, with respect to any Lease Vehicle that experiences more than one Vehicle Term pursuant to this Agreement, each such Vehicle Term with respect to such Lease Vehicle will be treated as an independent Vehicle Term for all purposes hereunder.
(e)    Extension/Renewal of Term. So long as no Lease Event of Default is continuing under this Agreement, any lease of Lease Vehicles hereunder may be extended/renewed by the execution by the Lessor and the applicable Lessee of a French Master Lease Extension Agreement in substantially the form set out in Schedule VII (Form of French Master Lease Extension Agreement) on or before the French Master Lease Scheduled Expiration Date (or within 5 (five) Business Days after the French Master Lease Scheduled Expiration Date) in which circumstance the lease of the relevant Lease Vehicle will expire on the immediately following French Master Lease Scheduled Expiration Date (and, notwithstanding any provision herein to the contrary, such lease shall have remained in full force and effect during such 5 (five) Business Day period following the relevant French Master Lease Scheduled Expiration Date). The French Master Lease Extension Agreement shall become effective on the date stated therein (subject to the deemed extension provision in this Sub-Clause 3.1(e) (Extension/Renewal of Term)).

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3.2    French Master Lease Term
The “Lease Commencement Date” shall mean the Closing Date. The “Lease Expiration Date” shall mean the later of (i) the date of the final payment in full of the French Advances and (ii) the Vehicle Lease Expiration Date for the last Lease Vehicle leased by the Lessee hereunder. The “Term” of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.
4    RENT AND LEASE CHARGES
Each Lessee will pay Rent due and payable on a monthly basis as set forth in this Clause 4 (Rent and Lease Charges).
4.1    Depreciation Records and Depreciation Charges
On each Business Day, the Lessor shall establish or cause to be established the Depreciation Charge with respect to each Lease Vehicle, and the Lessor shall maintain, and upon request by a Lessee, deliver or cause to be delivered to such Lessee a record of such Depreciation Charges (such record, the “Depreciation Record”) with respect to each Lease Vehicle leased by such Lessee as of such date, the delivery of which may be satisfied by the Lessor posting or causing to be posted such depreciation records to a password-protected website made available to such Lessees or by any other reasonable means of electronic transmission (including, without limitation, email or other file transfer protocol), and may be made directly by the Lessor or on its behalf by any agent or designee of the Lessor.
4.2    Monthly Base Rent
With respect to any Payment Date and any Lease Vehicle (other than a Lease Vehicle with respect to which the Disposition Date occurred during such Related Month), the “Monthly Base Rent” with respect to such Lease Vehicle for such Payment Date shall equal the pro rata portion (based upon the number of days in the Related Month with respect to such Payment Date that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of the last day of such Related Month calculated on a 30/360 day basis.
4.3    Final Base Rent
With respect to any Payment Date and any Lease Vehicle with respect to which the Disposition Date occurred during such Related Month, the “Final Base Rent” with respect to any such Lease Vehicle for such Payment Date shall be an amount equal to the pro rata portion (based upon the number of days in such Related Month that were included in the Vehicle Term for such Lease Vehicle) of the Depreciation Charge for such Lease Vehicle as of such Disposition Date, calculated on a 30/360 day basis.
4.4    Program Vehicle Depreciation Assumption True-Up Amount
If the Program Vehicle Depreciation Assumption True-Up Amount with respect to any Lease Vehicle is a positive number as of the first day following the end of the Estimation Period for such Lease Vehicle, then the Lessee of such Lease Vehicle shall pay the Lessor such Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle in accordance with Sub-Clause 4.7.1 (Payments).
4.5    Monthly Variable Rent
The “Monthly Variable Rent” for each Payment Date and each Lease Vehicle other than a Lease Vehicle which was a Credit Vehicle on the last day of the Related Month with respect to such Payment Date (w) leased hereunder as of the last day of the Related Month with respect to such Payment Date, (x) the Disposition Date in respect of which occurred during such Related Month, or (y) that was purchased by the applicable Lessee during such Related Month, in each case shall equal to the product of:
(i)    the sum of:
(A)    all interest that has accrued on the French Advances during the Interest Period for the French Advances ending on the second Business Day

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immediately preceding the Determination Date immediately preceding such Payment Date, plus
(B)    all French Carrying Charges with respect to such Payment Date, and
(ii)    the quotient (the “VR Quotient”) obtained by dividing:
(A)    the Net Book Value of such Lease Vehicle as of the last day of such Related Month (or, if earlier, the Disposition Date with respect to such Lease Vehicle) by
(B)    the aggregate Net Book Values as of the last day of such Related Month (or, in any such case, if earlier, the Disposition Date of such Lease Vehicle) of all such Lease Vehicles leased by the Lessor to the Lessees.
4.6    Casualty; Ineligible Vehicles
On the second day of each calendar month, each Lessee shall deliver to the Servicer a list containing each Lease Vehicle leased by such Lessee that suffered a Casualty or became an Ineligible Vehicle in the preceding calendar month (each such list, a “Monthly Casualty Report”). Each such delivery may be satisfied by the applicable Lessee posting such Monthly Casualty Report to a password protected website made available to the Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee. On the Disposition Date with respect to each Lease Vehicle that suffers a Casualty or becomes an Ineligible Vehicle, (i) the Lessor shall cause title to such Lease Vehicle to be transferred to or at the direction of the Lessee of such Lease Vehicle and (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Lease Vehicle.
4.7    Payments
4.7.1    Subject to Clause 4.7.3, on each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Sub-Clause 4.9 (Prepayments), each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder to the last day of such Related Month (other than any Lease Vehicle the Disposition Date for which occurred during such Related Month):
(a)    the Monthly Base Rent with respect to such Lease Vehicle as of such Payment Date, plus
(b)    the Pre-VLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, plus
(c)    if the Program Vehicle Depreciation Assumption True-Up Amount owing with respect to such Lease Vehicle as of such Payment Date is a positive number, then such Program Vehicle Depreciation Assumption True-Up Amount minus all amounts previously paid by the applicable Lessee in respect of such Program Vehicle Depreciation True-Up Amount, plus
(d)    the Monthly Variable Rent with respect to such Lease Vehicle as of such Payment Date, plus
(e)    the Redesignation to Non-Program Amount, if any, with respect to such Lease Vehicle for such Payment Date.
4.7.2    Subject to Clause 4.7.3, on each Payment Date and with respect to the Related Month thereto, after giving full credit for any prepayments made pursuant to Sub-Clause 4.9 (Prepayments), each Lessee shall pay to the Lessor an amount equal to the sum of the following amounts with respect to each Lease Vehicle leased by such Lessee hereunder as of any day during such Related Month and the Disposition Date for which occurred during such Related Month:
(a)    the Casualty Payment Amount with respect to such Lease Vehicle, if any, plus

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(b)    the Final Base Rent with respect to such Lease Vehicle, if any, plus
(c)    the Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus
(d)    the Non-Program Vehicle Special Default Payment Amount with respect to such Lease Vehicle, if any, plus
(e)    the Early Program Return Payment Amount with respect to such Lease Vehicle, if any, plus
(f)    the Monthly Variable Rent owing with respect to such Lease Vehicle for such Payment Date.
4.7.3    The total amount of Rent payable by the Lessee to the Lessor on each Payment Date shall be adjusted by an amount (positive or negative) as reasonably determined by the Servicer to result in the net income and gains, of the Lessor for the Related Month, calculated in accordance with GAAP, taking into account, inter alia, (i) all interest expenses and other expenses of such Lessor (including, for the avoidance of doubt, such interest and other expenses paid and accrued but not yet paid) (in accordance with GAAP) and (ii) any losses or gains realised as of the last day of the Related Month in respect of the disposal of Non-Program Vehicles by (or on behalf of) the Lessor during such Related Month being equal to one twelfth of the French Minimum Profit Amount (the “Rental Adjustment”) provided that the Rental Adjustment shall not result in the Rent being reduced below such amount as is required by the Lessor to make any payments to third parties (including without limitations in respect of interest and other amounts payable to the FCT Noteholder under the FCT Note) on such Payment Date.
4.8    Making of Payments
(a)    All payments hereunder shall be made by the applicable Lessee, or by the Servicer or one or more of its Affiliates on behalf of such Lessee, to, or for the account of, the Lessor in immediately available funds, without setoff, counterclaim or deduction of any kind, except as required under Sub-Clause 4.8(f) below.
(b)    All such payments shall be deposited into the French Transaction Account not later than 12:00 noon, Paris time, on such Payment Date.
(c)    If any Lessee pays less than the entire amount of Rent (or any other amounts) due on any Payment Date, after giving full credit for all prepayments made pursuant to Sub-Clause 4.9 (Prepayments) with respect to amounts due on such Payment Date, then the payment received from such Lessee in respect of such Payment Date shall be first applied to the Monthly Variable Rent due on such Payment Date.
(d)    In the event any Lessee fails to remit payment of any amount due under this Agreement on or before the Payment Date or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee shall pay default interest with respect thereto at a rate equal to (i) the effective interest rate payable by French FleetCo on any overdue amounts owed by French FleetCo with respect to the French Advances or (ii) if no such interest is payable by French FleetCo, EURIBOR plus 1.0%, during the period from the Payment Date on which such delinquent amount was payable until such delinquent amount (with accrued interest) is paid.
(e)    EUR is the currency of account payment for any sum due from one party to another under this Agreement.
(f)    Tax gross-up:
(i)    Each Lessee shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is a Requirement of Law.
(ii)    Each Lessee shall, promptly upon becoming aware that it is required to make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lessor and the French Security Trustee accordingly.

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(iii)    If any Lessee is required by law to make a Tax Deduction, the amount of the payment due by such Lessee shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due to the payee if no Tax Deduction had been required.
(iv)    If any Lessee is required to make a Tax Deduction, such Lessee shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(v)    Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, each Lessee shall deliver to the Lessor and the French Security Trustee evidence reasonably satisfactory to the Lessor that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Tax Authority.
4.9    Prepayments
On any Business Day, any Lessee, or the Servicer or one or more of its Affiliates on behalf of such Lessee, may, at its option, make a non-refundable payment to the Lessor of all or any portion of the Rent or any other amount that is payable by such Lessee hereunder on the Payment Date occurring in the calendar month of such date of payment or the next succeeding Payment Date, in advance of such Payment Date.
4.10    Ordering and Delivery Expenses
With respect to any Lease Vehicle to be leased by any Lessee hereunder, such Lessee shall pay to or at the direction of the Lessor all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Lease Vehicle and all sales and use tax (if any) to the extent that the same have not been included in the Capitalized Cost of such Lease Vehicle, as such inclusion or exclusion has been reasonably determined by the Servicer.
4.11    [Reserved]
5    VEHICLE OPERATIONAL COVENANTS
5.1    [Reserved]
5.1.1    Maintenance and Repairs. As an exception to articles 1719 paragraph 2 and 1720 of the French Code civil, each Lessee shall pay for all maintenance and repairs for Lease Vehicles leased by it hereunder. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use, maintenance and operation of Lease Vehicles leased by such Lessee hereunder including, but not limited to, fuel, lubricants, and coolants. Any improvements or additions to any Lease Vehicles shall become and remain the property of the Lessor, except that any addition to any Lease Vehicle made by any Lessee shall remain the property of such Lessee if such addition can be disconnected from such Lease Vehicle without impairing the functioning of such Lease Vehicle or its resale value, excluding such addition.
5.1.2    Insurance. Each Lessee shall:
(i)    arrange for the following insurances to be effected and maintained until the Lease Expiration Date:
(A)    for the Lessor, for itself and, to the extent each or any of the Lessor or a Lessee is required to do so as a Requirement of Law in the jurisdiction in which each or any of the Lessor or a Lessee is located, for any other Person, insurance cover which is a Requirement of Law, including providing protection against:
(1)    liability in respect of bodily injury or death caused to third parties; and
(2)    loss or damage to property belonging to third parties,
in each case arising out of the use of any Lease Vehicle at or above any applicable minimum limits of indemnity/liability as a Requirement of Law or (if

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higher) which would be considered to be reasonably prudent in the context of the vehicle rental industry (the “Motor Third Party Liability Cover”); and
(B)    for the Lessor, the French Security Trustee and itself, insurance cover providing protection against public and product liability in respect of Vehicles which the Lessor leases to the Lessees in an amount which would be considered to be reasonably prudent in the context of the vehicle rental industry (the “Public/Product Liability Cover”),
(each an “Insurance Policy” and, together the “Insurance Policies”), in each case with licensed insurance companies or underwriters;
(ii)    use reasonable endeavors to ensure that the Motor Third Party Liability Cover is endorsed by a non-vitiation clause substantially in the form as set out in Part A (Non-vitiation endorsement) of Schedule I (Common Terms of Motor Third Party Liability Cover);
(iii)    use reasonable endeavors to ensure that the Motor Third Party Liability Cover is endorsed by a severability of interest clause substantially in the form as set out in Part B (Severability of interest) of Schedule I (Common Terms of Motor Third Party Liability Cover);
(iv)    use reasonable endeavors to ensure that the Motor Third Party Liability Cover is endorsed by a “non-payment of premium” clause substantially in the form as set out in Part C (Notice of non-payment of premium to be sent to the French Security Trustee) of Schedule I (Common Terms of Motor Third Party Liability Cover);
(v)    upon knowledge of the occurrence of an event giving rise to a claim under any of the Insurance Policies, arrange for a claim to be filed with the relevant insurance company or underwriters and provide assistance in attempting to bring the claim to a successful conclusion;
(vi)    ensure that the Insurance Policies are renewed or (as the case may be) replaced in a timely manner and shall pay premiums promptly and in accordance with the requirements of the relevant Insurance Policy;
(vii)    notify the Lessor and the French Security Trustee of any material changes to either a Lessee’s or the Lessor’s insurance coverage under any of the Insurance Policies;
(viii)    promptly notify the Lessor and the French Security Trustee of:
(A)    any notice of threatened cancellation or avoidance of any of the Insurance Policies received from the relevant insurer; and
(B)    any failure to pay premiums to the insurer or broker in accordance with the terms of any such Insurance Policies;
(ix)    if any of the Insurance Policies are not kept in full force and effect, and/or if a Lessee fails to pay any premiums thereunder, the Lessor has the right, but no obligation, to replace the relevant Insurance Policy or to pay the premiums due (if permitted under the relevant Insurance Policy), as the case may be, and in either case, the Lessee shall indemnify the Lessor for the amount of any premium and any Liabilities incurred in relation to replacement of the relevant Insurance Policy or payment of the premiums due by the Lessor, as the case may be (such indemnity shall be immediately due and payable by such Lessee);
(x)    retain custody of the original Insurance Policy documents and any correspondence regarding claims in respect of any of the Insurance Policies affecting the Lessor and shall supply the original Insurance Policy documents only (but not any claims correspondence) to the French Liquidation Co-ordinator and (if so requested) supply the Lessor and the French Security Trustee with copies thereof;
(xi)    comply, and use reasonable endeavors to ensure that any Affiliate to which a Lease Vehicle has been sub-leased pursuant to this Agreement and any sub-contractor, if any and to the extent required, complies, with the terms and conditions of the Insurance

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Policies, and shall not consent to, or voluntarily permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurance Policies;
(xii)    in respect of the Public/Product Liability Cover, if such insurance is obtained through a placing broker (or such placing broker is replaced with another), use reasonable endeavors to obtain a letter of undertaking substantially in the form set out in Schedule II (Insurance Broker Letter of Undertaking) Part A (Public/Product Liability Cover); and
(xiii)    in respect of the Motor Third Party Liability Cover, if such insurance is obtained through a placing broker (or such placing broker is replaced with another), use reasonable endeavors to obtain a letter of undertaking substantially in the form set out in Schedule II (Insurance Broker Letter of Undertaking) Part B (Motor Third Party Liability).
5.1.3    Ordering and Delivery Expenses. Each Lessee shall be responsible for the payment of all ordering and delivery expenses as set forth in Sub-Clause 4.10 (Ordering and Delivery Expenses).
5.1.4    Fees; Traffic Summonses; Penalties and Fines. Notwithstanding the fact that the Lessor is the owner (and the registered owner (titulaire du certificat d'immatriculation)) of a Leased Vehicle, each Lessee shall be responsible for the payment of all registration fees, (including, as the case may be, the taxe régionale, taxe pour le développement de la formation professionnelle dans les transports and the taxe pour la gestion des certificats d'immatriculation des véhicules), title fees, license fees or other similar governmental fees and taxes, all costs and expenses in connection with the transfer of title of, or reflection of the interest of any security holder in, any Lease Vehicle, traffic summonses, penalties, judgments and fines incurred with respect to any Lease Vehicle during the Vehicle Term for such Lease Vehicle or imposed during the Vehicle Term for such Lease Vehicle by any Governmental Authority with respect to such Lease Vehicles and any premiums relating to any of the Insurance Policies under Sub-Clause 5.1.2 (Insurance) above, in connection with such Lessee’s operation of such Lease Vehicles, provided that the Lessor has invoiced the Lessee for the relevant amount (unless otherwise permitted by the French Tax Authorities or French tax rules). The Lessor may, but is not required to, make any and all payments pursuant to this Sub-Clause 5.1.4 (Fees; Traffic Summonses; Penalties and Fines) on behalf of such Lessee, provided that, such Lessee will reimburse the Lessor in full for any and all payments made pursuant to this Sub-Clause 5.1.4.
5.1.5    In particular, in respect of the sanctions related to violation of the French road code (Code de la Route) by any user of the Vehicles leased under this Agreement, the Lessee shall take all necessary steps to ensure that the competent Governmental Authorities are fully informed that it is the lessee of the relevant Vehicle, as provided for in Articles L. 121–2 and L.121–3 of such code.
5.2    Vehicle Use
5.2.1    Each Lessee may use Lease Vehicles leased hereunder in connection with its car rental business, including use by such Lessee’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, subject to Sub-Clause 6.1 (Servicer functions with respect to Lease Vehicle Returns, Disposition and Invoicing) and Clause 9 (Default and Remedies Therefor) hereof and Sub-Clause 11.2 (Rights of the French Security Trustee upon Amortization Event or Certain Other Events of Default) of the French Facility Agreement. Each Lessee agrees to possess, operate and maintain each Lease Vehicle leased to it in a manner consistent with how such Lessee would possess, operate and maintain such Vehicle were such Lessee the beneficial owner of such Lease Vehicle.
5.2.2    In addition to the foregoing, each Lessee may sublet Lease Vehicles to any of:
(A)    any Person(s) (other than those set out in paragraphs (B) to (E) below), so long as (i) the sublease of such Lease Vehicles satisfies the Non-Franchisee Third Party Sublease Contractual Criteria, (ii) the Lease Vehicles being subleased are being used in connection with such Person(s)’ business and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(A) (Vehicle Use) does not exceed one (1) per cent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;
(B)    any franchisee of any Affiliate of any Lessee (and which franchisee, for the avoidance of doubt, may be an Affiliate of any Lessee), so long as (i) the sublease of such Lease Vehicles satisfies the Franchisee Sublease Contractual Criteria, (ii) such franchisee meets the normal credit and other approval criteria for franchises of such Affiliate and (iii) the

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aggregate Net Book Value of the Lease Vehicles being subleased pursuant to this Sub-Clause 5.2.2(B) (Vehicle Use) at any one time does not exceed five (5) per cent of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement at such time;
(C)    any Affiliate of any Lessee located in the same jurisdiction as the Lessee, so long as (i) the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement, (ii) the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities and (iii) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(C) (Vehicle Use) does not exceed five (5) per cent. of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement;
(D)    subject to the provisions in Sub-Clause 5.2.2(E) below, any Affiliate of any Lessee located in a jurisdiction different than the jurisdiction where the Lessee is located, so long as (i) the sublease of such Lease Vehicles to such Affiliate states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement, (ii) the Lease Vehicles being so subleased are being used in connection with such Affiliate’s business, including use by such Affiliate’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities, (iii) the relevant FleetCo Class A Baseline Advance Rate applicable to the Lease Vehicle being subleased must be the lower FleetCo Class A Baseline Advance Rate in respect of the relevant FleetCo AAA Component, as the case may be, of (a) the jurisdiction of the Lessee and (b) the jurisdiction of the relevant Affiliate to such Lease Vehicles are sub-leased to, (iv) the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(D) (Vehicle Use) does not exceed one (1) per cent. of the aggregate Net Book Value of all Lease Vehicles being leased under this Agreement and (v) following a Level 1 Minimum Liquidity Test Breach, the subleases of such Lease Vehicles shall be terminated, and such subleased Vehicles shall either be: (a) returned to the Lessee or (b) sold by the relevant Affiliate, with all proceeds of such sale to be deposited into the French Collection Account; and
(E)    the OpCos located in a jurisdiction different than the jurisdiction where the Lessee is located, so long as:
(i)    the sublease of such Lease Vehicles to such OpCo states in writing that it is subject to the terms and conditions of this Agreement and is subordinate in all respects to this Agreement,
(ii)    any Lease Vehicles being so subleased must be Non-Program Vehicles;
(iii)    the relevant FleetCo Class A Baseline Advance Rate applicable to the Lease Vehicle being subleased must be the lower of FleetCo Class A Baseline Advance Rate in respect of the relevant Eligible Investment Grade Non-Program Vehicle Amount or Eligible Non-Investment Grade Non-Program Vehicle Amount, as the case may be, of (a) the jurisdiction of the Lessee and (b) the jurisdiction of the relevant OpCo to such Lease Vehicles are sub-leased to;
(iv)    the aggregate Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(E) (Vehicle Use), sub-clause 5.2.2(E) of the Dutch Master Lease, sub-clause 5.2.2(E) of the Spanish Master Lease, sub-clause 5.2.2(E) of the German Master Lease and sub-clause 5.2.2 (E) of the Italian Master Lease, together with the Net Book Value of the Lease Vehicles being subleased at any one time pursuant to this Sub-Clause 5.2.2(D) (Vehicle Use), sub-clause 5.2.2(D) of the Dutch Master Lease, sub-clause 5.2.2(D) of the Spanish Master Lease, sub-clause 5.2.2(D) of the German Master Lease and sub-clause 5.2.2 (D) of the Italian Master Lease does not exceed the lower of (1) ten (10) per cent. of the aggregate Net Book Value of all Eligible Vehicles at any one time or (2) EUR 70,000,000 in total and provided that, in respect of Germany, individually, this should not exceed EUR 16,000,000;

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(v)    the Lease Vehicles being so subleased are being used in connection with such OpCo’s business, including use by such OpCo’s and its subsidiaries’ employees, directors, officers, agents, representatives and other business associates in their personal or professional capacities; and
(vi)    following a Level 1 Minimum Liquidity Test Breach, the sublease of such Leased Vehicles shall be terminated, and such subleased Vehicles shall either be: (a) returned to the Lessee or (b) sold by the relevant OpCo on the Servicer's behalf, with all proceeds of such sale to be deposited into the French Collection Account.
With respect to any Lease Vehicles subleased pursuant to this Sub-Clause 5.2.2 (Vehicle Use) that meet the conditions of both the preceding paragraphs (A) and (B), as of any date of determination, the Servicer will determine which such Lease Vehicles shall count towards the calculation of the percentage of aggregate Net Book Value in which of the preceding paragraphs (A) or (B) as of such date; provided that, no such individual Lease Vehicle shall count towards the calculation of the percentage of aggregate Net Book Value with respect to both paragraphs (A) and (B) as of such date.
On the first day of each calendar month, each Lessee shall deliver to the Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding paragraphs (A) or (B) and the sublessee of each such Lease Vehicle (in addition to details on the Manufacturer of such Lease Vehicle and if such Lease Vehicle is designated as Program Vehicle or Non-Program Vehicle), in each case, as of the last day of the immediately preceding calendar month, each of which deliveries may be satisfied by the applicable Lessee posting such list to a password protected website made available to the Servicer or by any other reasonable means of electronic transmission (including by e-mail, file transfer protocol or otherwise) and may be so delivered directly by the applicable Lessee or on its behalf by any agent or designee of such Lessee.
On the first day of each calendar month, each Lessee shall deliver to the Servicer a list identifying each Lease Vehicle subleased by such Lessee pursuant to the preceding paragraphs (C), (D) and (E) and the sublessee of each such Lease Vehicle (in addition to details on the Manufacturer of such Lease Vehicle and if such Lease Vehicle is designated as Program Vehicle or Non-Program Vehicle), in each case, as of the last day of the immediately preceding calendar month, each of which deliveries will be satisfied by the Servicer having actual knowledge of each such subleased Lease Vehicle and the related sublessee to whom such Lease Vehicle was then being subleased.
The Servicer shall (i) provide French FleetCo on an ongoing basis with the details in relation to any sublease agreement entered into pursuant to this Sub-Clause 5.2.2 (Vehicle Use) (identity of the sublessee, identification of the Vehicles and duration) and (ii) inform French FleetCo of any insolvency or pre-insolvency proceeding opened or to be opened against any sublessee to the extent that the Servicer if aware of the same.
The sublease of any Lease Vehicles permitted by this Clause 5 (Vehicle Operational Covenants) shall not release any Lessee from any obligations under this Agreement.
5.3    Non-Disturbance
With respect to any Lessee, so long as such Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Lease Vehicles will not be disturbed during the Term subject, however, to Sub-Clause 6.1 (Servicer functions with respect to Lease Vehicle Returns, Disposition and Invoicing) and Clause 9 (Default and Remedies Therefor) hereof and except that the Lessor and the French Security Trustee each retain the right, but not the duty, to inspect the Lease Vehicles leased by such Lessee without disturbing such Lessee’s business.
5.4    Manufacturer’s Warranties
(a)    If a Lease Vehicle is covered by a Manufacturer’s warranty, the Lessee, during the Vehicle Term for such Lease Vehicle, shall have the right to make any claims under such warranty that the Lessor could make.
(b)    For such purposes the Lessor undertakes to issue any confirmation thereof or grant to the Lessee any special proxies or mandate upon first request of the Lessee. To the extent legally possible, the Lessee (as mandataire) hereby waive its rights vis-à-vis the Lessor (as mandant) under articles 1999 and 2000 of the French Code civil.

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5.5    Program Vehicle Condition Notices
Upon the occurrence of any event or condition with respect to any Lease Vehicle that is then designated as a Program Vehicle that would reasonably be expected to result in a redesignation of such Lease Vehicle pursuant to Sub-Clause 2.5(a)(ii) (Mandatory Program Vehicle to Non-Program Vehicle Redesignations), the Lessee of such Lease Vehicle shall notify the Lessor and the Servicer of such event or condition in the normal course of operations.
5.6    Notification to landlords and owner of car parks and notification to transporters
The Lessee will:
(a)    send or cause to be sent:
(i)    with respect to any private law agreement already entered into by the Lessee as at 6 August 2007, send or cause a notice in the form of one of the forms of notices set out in Part A (Notice to Landlords) of Schedule VI (Form of Notices to Landlords, Car Park Owners and Transporters) to be sent to the aforementioned third parties at the latest on the date on which the first Vehicle leased by the Lessor hereunder is parked in the relevant premises; and
(ii)    with respect to any new private law agreement to be entered into from time to time by the Lessee after 6 August 2007, send or cause a notice in the form of one of the forms of notices set out in Part A (Notice to Landlords) of Schedule VI (Form of Notices to Landlords, Car Park Owners and Transporters) to be sent to the aforementioned third parties at the latest on the date which is the later of:
(A)    ten (10) Business Days as from the execution of the relevant agreement and
(B)    the date on which the first Vehicle leased by the Lessor hereunder is parked in the relevant premises, provided that such notice sent in connection with paragraphs (A) and (B) above shall:
(i)    be sent on headed paper of the Lessee by registered letter with acknowledgement of receipt;
(ii)    be copied to the Lessor; and
(iii)    expressly state that the Lessor is the owner of most Vehicles located in the relevant premises of the relevant third parties and where the relevant third party so requests and forthwith, the information as to which Vehicle among all Vehicles parked in the relevant premises belong to the Lessor (with sufficient information to evidence such ownership and to permit the correct identification of those Vehicles) will be provided.
(b)    inform any of the aforementioned third parties as to which Vehicles belong to the Lessor and which Vehicles belong to the Lessee, and to provide any evidence requested in connection thereto;
(c)    send or cause to be sent a notice in the form as set out in Part B (Notice to Transporter) of Schedule VI (Form of notices to be sent to Landlords, Car Parks Owners and Transporters) to each transporter that transports Vehicles belonging to the Lessor and leased hereunder at the latest on the date on which the first Vehicle leased by the Lessor hereunder is transported by the aforementioned transporter provided that such notice shall:
(i)    be sent on headed paper of the Lessee by registered letter with acknowledgement of receipt;
(ii)    be copied to the Lessor; and
(iii)    expressly state that the Lessor is the owner of most Vehicles transported by the relevant transporter, and where the relevant third party so requests and forthwith,

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the information as to which Vehicles among all Vehicles transported by the relevant transporter belong to the Lessor (with sufficient information to evidence such ownership and to permit the correct identification of those Vehicles) will be provided;
(d)    at the written request of any of the aforementioned transporters, inform them as to which Vehicles belong to the Lessor and which Vehicles belong to the Lessee, and to provide any evidence requested in connection thereto.
6    SERVICER FUNCTIONS AND COMPENSATION
6.1    Servicer Appointment
(a)    French FleetCo has appointed the Servicer in accordance with this Agreement to provide the services described hereunder (the “Services”) in accordance with the terms of this Agreement and the Servicer has accepted such appointment. In connection with the rights, powers and discretions conferred on the Servicer under this Agreement, the Servicer shall have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary in relation to the exercise of such rights, powers and discretions in respect of the performance of the relevant Services.
(b)    The relationship between the parties is that of a service provider and client only. Nothing in this Agreement shall constitute nor deem to constitute the Servicer an agent (mandataire or agent commercial) or locataire–gérant of the business (fonds de commerce) of French FleetCo. Without prejudice to the foregoing, French FleetCo may, in addition to the Services, but in limited circumstances, provide for special mandates (mandats spéciaux) to be granted in connection with specific matters under which the Servicer shall act only upon the instructions of French FleetCo and in accordance with the terms of this Agreement.
(c)    Nothing in this Agreement shall be construed as permitting, directly or indirectly the Servicer to act in any way as legal or de facto manager of French FleetCo, whether in substitution for or addition to, the legal representative thereof.
(d)    It is hereby agreed and acknowledged that French FleetCo will, in all circumstances, be responsible for the general management of its activity. Accordingly, French FleetCo will, and for which it shall remain responsible, from time to time define and control the scope of Services to be performed by the Servicer within the framework of this Agreement and make those decisions as it may deem necessary in connection with the due and punctual performance by the Servicer of its Services hereunder. French FleetCo shall always be at liberty to determine its choices and make its decision in connection with the tasks to be performed hereunder by the Servicer, notwithstanding the fact that the Servicer may duly comply with the provisions of this Agreement.
6.2    Servicer functions with respect to Lease Vehicle Returns, Disposition and Invoicing
(a)    With respect to any Lease Vehicle returned by any Lessee pursuant to Sub-Clause 2.4 (Return), the Servicer shall direct such Lessee as to the return location with respect to such Lease Vehicle. The Servicer shall act as the Lessor’s agent, acting in the Lessor’s name and on the Lessor’s behalf, in returning or otherwise disposing of each Lease Vehicle on the Vehicle Lease Expiration Date with respect to such Lease Vehicle, in each case in accordance with the Servicing Standard.
(b)    Upon the Servicer’s receipt of any Program Vehicle returned by any Lessee pursuant to Sub-Clause 2.4 (Return), the Servicer shall return such Program Vehicle to the nearest related Manufacturer’s designated return facility or official auction or other facility designated by such Manufacturer at the sole expense of the Lessee thereof unless paid or payable by the Manufacturer thereof in accordance with the terms of the related Manufacturer Program.
(c)    With respect to any Lease Vehicle that is (i) a Non-Program Vehicle and is returned to or at the direction of the Servicer pursuant to Sub-Clause 2.4 (Return) or (ii) becomes a Rejected Vehicle, the Servicer shall act as the Lessor’s agent, acting in the Lessor’s name

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and on the Lessor’s behalf, in disposing such Lease Vehicle, in accordance with the Servicing Standard.
(d)    In connection with the disposition of any Lease Vehicle that is a Program Vehicle, the Servicer shall comply with the Servicing Standard in connection with, among other things, the delivery of any documents of transfer signed as necessary, signed condition reports and signed odometer statements to be submitted with such Program Vehicles returned to a Manufacturer pursuant to Sub-Clause 2.4 (Return) and accepted by or on behalf of the Manufacturer at the time of such Program Vehicle’s return.
(e)    With respect to each Payment Date, each Lessee and the Lease Vehicles leased by each such Lessee hereunder, the Servicer shall calculate all Depreciation Charges, Rent, Casualty Payment Amounts, Program Vehicle Special Default Payment Amounts, Non-Program Vehicle Special Default Payment Amounts, Early Program Return Payment Amounts, Redesignation to Non-Program Amounts, Redesignation to Program Amounts, Program Vehicle Depreciation Assumption True-Up Amounts, Pre-VLCD Program Vehicle Depreciation Amounts, Assumed Remaining Holding Periods, Capitalized Costs, Accumulated Depreciation and Net Book Values. With respect to each Payment Date, the Servicer shall aggregate each Lessee’s Rent due on all Lease Vehicles leased by such Lessee, together with any other amounts due to the Lessor from such Lessee and any credits owing to such Lessee, and provide to the Lessor and such Lessee a monthly statement of the total amount, in a form reasonably acceptable to the Lessor, no later than the Determination Date with respect to such Payment Date.
(f)    Upon the occurrence of a Liquidation Event, the Servicer shall dispose of any Lease Vehicles in accordance with the instructions of the Lessor or the French Security Trustee. The Servicer shall act as the Lessor’s agent, acting in the Lessor’s name and on the Lessor’s behalf, in disposing of each Lease Vehicle following the occurrence of a Liquidation Event, in each case in accordance with the Servicing Standard. To the extent the Servicer fails to so dispose of any such Lease Vehicles, the Lessor and the French Security Trustee shall have the right to otherwise dispose of such Lease Vehicles.
(g)    In each case, in accordance with the Servicing Standard, the Servicer shall:
(i)    designate (or redesignate, as the case may be) French Vehicles on its computer systems as being fully owned (propriété pleine et entiére) by the Lessor;
(ii)    direct payments due in connection with the Manufacturer Programs with respect to Program Vehicles to be deposited directly into the French Collection Account;
(iii)    direct that: (A) all sale proceeds from sales of French Vehicles (other than in connection with any related Manufacturer Program) are deposited directly; and (B) if a French Leasing Company Amortization Event with respect to French FleetCo has occurred and is continuing, that insurance proceeds and warranty payments in respect of such French Vehicles are received directly by the Lessor, in each case into the French Collection Account;
(iv)    direct that all sale proceeds to third parties (other than in connection with any related Manufacturer Program) from sales of Spanish Vehicles which have been subleased in accordance with the Spanish Master Lease are deposited directly in each case into the Spanish Collection Account;
(v)    furnish the Servicer Report as provided in Sub-Clause 6.8 (Servicer Records and Servicer Reports);
(vi)    subject to Clause 2.5(a) (Mandatory Program Vehicle to Non-Program Vehicle Redesignation), comply with any obligation to return vehicles to the Manufacturer in accordance with the relevant Manufacturer Program; and
(vii)    otherwise administer and service the Lease Vehicles.
(h)    The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder (including, without limitation, the related Sub-Servicers, if any, applied pursuant to Sub-Clause 6.7 (Sub-Servicers) below) to do any and

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all things in connection with its servicing and administration duties that it may deem necessary or desirable to accomplish such servicing and administration duties and that, in the opinion of the French Security Trustee does not materially adversely affect the interests of the Lessor or the French Secured Parties. Any permissive right of the Servicer contained in this Agreement shall not be construed as a duty.
6.3    Required Contractual Criteria
(a)    The Servicer shall, prior to the expiry of a Vehicle Purchasing Agreement to which French FleetCo is a party, commence negotiations with the relevant Manufacturers and Dealers on behalf of French FleetCo to renew such Vehicle Purchasing Agreement (where a renewal of the Vehicle Purchasing Agreement is sought) and in circumstances where entry into a Vehicle Purchasing Agreement with a new Manufacturer or Dealer is sought (subject to the conditions below) the Servicer shall negotiate the terms of such new Vehicle Purchasing Agreement on behalf of French FleetCo including, without limitation, the Required Contractual Criteria (or seeking a waiver from the French Security Trustee in relation to any deviations from the Required Contractual Criteria, provided that the French Security Trustee shall not under any circumstance grant a waiver in respect of a deviation from the substance of paragraphs 1.5 and 1.6 of the Required Contractual Criteria). The French Security Trustee shall grant a waiver in respect of any deviation from paragraph 1.3 of the Required Contractual Criteria such that the bonus payments or other amounts described in paragraph 1.3 of the Required Contractual Criteria are to be payable to or for the account of French FleetCo, provided that each of the following requirements is met:
(a)    it receives the approval of the French Security Trustee acting at the written direction of the Issuer Security Trustee, (which approval shall be obtained in accordance with the terms of the French Security Trust Deed and the Issuer Security Trust Deed), itself acting at the written direction of the Required Noteholders; and
(b)    subject to usual qualifications or reservations, the Servicer provides the French Security Trustee with satisfactory legal, taxation and accounting reports or opinions establishing that the deviation will not affect the insolvency remoteness of French FleetCo nor materially increase the tax liability of French FleetCo.
(b)    During the period from (and including) the Fourth Amendment Date until the Non-RCC Expiry Date, in circumstances where Non-Program Vehicles are to be acquired from a Dealer or an Auction Seller where it is not reasonably practicable to enter into a Vehicle Purchasing Agreement with such Dealer or Auction Seller that complies with the Required Contractual Criteria, the Servicer shall be able to negotiate with such Dealer or Auction Seller the terms of a new Vehicle Purchasing Agreement or Vehicle Purchasing Agreements on behalf of the French FleetCo without being required to comply with the Required Contractual Criteria, provided that each of the following requirements is met:
(i)    the number of Vehicles acquired pursuant to such Vehicle Purchasing Agreement or Vehicle Purchasing Agreements with a single Dealer in a single or series of related transactions or Auction Seller in a single or series of transactions in the same auction process shall not exceed 50 Non-Program Vehicles;
(ii)    the purchase price of the Vehicle(s) shall be paid to the relevant Dealer or Auction Seller in full by the date falling no later than five (5) Business Days from the date of (A) in respect of the purchase from a Dealer, delivery of the relevant Vehicles(s) and (B) in respect of a purchase from an Auction Seller, the applicable Vehicle Purchasing Agreement and in each case, to the extent that the purchase price has not been paid in full by the date falling no later than five (5) Business Days in accordance with paragraphs (A) and (B) above, such Vehicle(s) will not constitute Non-RCC Compliant Eligible Vehicles for the purposes of this Agreement;
(iii)    the Vehicle Purchasing Agreement provides that there is an absolute transfer of title of the Non-Program Vehicle from the relevant Dealer or Auction Seller to the French FleetCo, immediately following the payment of the purchase price of the Non-Program Vehicle, and the French FleetCo shall not under any circumstances have any obligations of any nature in favour of such Dealer or

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Auction Seller under the relevant Vehicle Purchasing Agreement following such payment;
(iv)    at any time of determination, the aggregate Net Book Value of such Vehicles where the Vehicles have been delivered to or to the order of the French FleetCo by an Auction Seller or Dealer pursuant to a Vehicle Purchasing Agreement but for which the full purchase price payable by or on behalf of the French FleetCo has not yet been paid by or on behalf of the French FleetCo, shall in aggregate with the Net Book Value of such Vehicles acquired by the relevant FleetCo pursuant to the equivalent clause in each of the other Master Leases, be no more than EUR 10,000,000. For the avoidance of doubt, any Vehicles acquired pursuant to a Vehicle Purchasing Agreement which is not compliant with the Required Contractual Criteria but for which the purchase price has been paid in full shall be disregarded for the purposes of the limit set out in this paragraph (b)(iv) and further, to the extent that on such date of determination, the Net Book Value of such Vehicles acquired by the FleetCos pursuant to this Clause 6.3(b)(iv) and the equivalent clause in each of the other Master Leases is more than EUR 10,000,000, then such excess shall be treated as Non-RCC Compliant Unpaid Vehicle Concentration Excess Amount; and
(v)    at any time of determination, the aggregate Net Book Value of all Non-RCC Compliant Eligible Vehicles shall be equal to or less than thirty (30) per cent. of the aggregate Net Book Value of all Eligible Vehicles as at that date of determination and to the extent that on such date of determination, the Net Book Value of such Non-RCC Compliant Eligible Vehicles is more than thirty (30) per cent of the aggregate Net Book Value of all such Eligible Vehicles, such excess shall be treated as Non-RCC Compliant Eligible Vehicle Concentration Excess Amount and the French FleetCo shall not purchase any further Vehicles pursuant to any Vehicle Purchasing Agreement which does not comply with the Required Contractual Criteria until such time that the Net Book Value of such Non-RCC Compliant Eligible Vehicles is equal to or less than thirty (30) per cent. of the aggregate Net Book Value of all Eligible Vehicles (and the Non-RCC Compliant Eligible Vehicle Concentration Excess Amount is brought down to nil). For the avoidance of doubt, a breach by the French Fleetco of the obligation to ensure the aggregate Net Book Value of Non-RCC Compliant Eligible Vehicles shall be equal to or less than thirty (30) per cent. of the aggregate Net Book Value of all Eligible Vehicles set out in this Sub-Clause (v) shall not on its own constitute a Lease Event of Default or a Leasing Company Amortization Event.
(c)    On any date after the Non-RCC Expiry Date, the Servicer shall not negotiate any Vehicle Purchasing Agreements on behalf of French FleetCo which do not comply with the Required Contractual Criteria. For the avoidance of doubt, this restriction shall not apply to any Vehicles which the French FleetCo may have purchased pursuant to sub-clause (b) above.
(d)    With respect to Non-Program Vehicles only and during the Revolving Period, the Servicer shall be able to negotiate on behalf of the French FleetCo the terms of an Intra-Group Vehicle Purchasing Agreement with other FleetCos or OpCos or other Affiliates of the French FleetCo located in a different jurisdiction than the jurisdiction where the FleetCo is located, for the purchase of Non-Program Vehicles, provided that the following requirements are satisfied at all times:
(i)    the purchase price to be paid for the purchase of the Non-Program Vehicles shall be the Net Book Value (as determined under US GAAP) of such Non-Program Vehicle;
(ii)    an Intra-Group Vehicle Purchasing Agreement for Non-Program Vehicle shall be entered into each time any such Non-Program Vehicle is acquired pursuant to this Sub-Clause, in form and substance substantially the same as the template Intra-Group Vehicle Purchasing Agreement set out in Schedule V (Draft Intra-Group Vehicle Purchasing Agreement);
(iii)    once a Non-Program Vehicle is acquired by the French FleetCo pursuant to an Intra-Group Vehicle Purchasing Agreement, the same Non-Program Vehicle may not be transferred or sold to any other FleetCo or Opco or other Affiliates of the

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French FleetCo other than the disposal of such Non-Program vehicle at the expiry of the relevant Lease Term, and
(iv)    following a Level 1 Minimum Liquidity Breach, the Servicer shall not be able to negotiate on behalf of the French FleetCo the terms of an intra-group vehicle purchasing agreement with other FleetCos or OpCos.
(e)    The purchase of vehicles between Fleetcos and Opcos pursuant to the above paragraph shall cease if a Level 1 Minimum Liquidity Test Breach occurs.
6.4    Servicing Standard and Data Protection
In addition to the duties enumerated in Sub-Clause 6.2 (Servicer functions with respect to Lease Vehicle Returns, Disposition and Invoicing) and 6.3 (Required Contractual Criteria), the Servicer agrees to perform each of its obligations hereunder in accordance with the Servicing Standard, unless otherwise stated.
In addition, where necessary to enable the Servicer to deliver the services hereunder, for such purposes the Lessor authorises the Servicer to process personal data on behalf of the Lessor in accordance with this Sub-Clause (b) (Servicing Standard and Data Protection). When the Servicer processes such personal data, the Servicer shall take appropriate technical and organisational measures designed to protect against unauthorised or unlawful processing or personal data and against accidental loss or destruction of, or damage to, personal data. In particular, the Servicer shall process personal data only for the purposes contemplated by this Agreement and shall act only on the instructions of the Lessor (given for such purposes) and shall comply at all times with the principles and provisions set out in the Regulation (EU) 2016/679 of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (and any subsequent amendments thereto) as if applicable to the Servicer directly and any other applicable laws. The Servicer shall answer the reasonable enquiries of the Lessor to enable the Lessor to monitor the Servicer’s compliance with this Sub-Clause (b) (Servicing Standard and Data Protection) and the Servicer shall not sub-contract its processing of personal data without the prior written consent of the Lessor.
6.5    Servicer Acknowledgment
The parties to this Agreement acknowledge and agree that Hertz France SAS acts as Servicer of the Lessor pursuant to this Agreement.
6.6    Servicer’s Monthly Fee
(a)    As compensation for the Servicer’s performance of its duties, the Lessor shall pay to or at the direction of the Servicer on each Payment Date (i) a fee (the “French Monthly Servicing Fee”) equal to one-twelfth of the French Servicing Fee and (ii) the reasonable costs and expenses of the Servicer incurred by it during the Related Month as a result of arranging for the sale of Lease Vehicles returned to the Lessor in accordance with Sub-Clause 2.4(a) (Lessee Right to Return); provided, however, that such costs and expenses shall only be payable to or at the direction of the Servicer to the extent of any excess of the sale price received by or on behalf of the Lessor for any such Lease Vehicle over the Net Book Value thereof.
(b)    All payments required to be made by any party under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim, except that (i) any fees and expenses or other amounts due and payable by the Lessor to the Servicer shall be set-off against (ii) any amount owed by the Servicer in such capacity (or as Lessee) to the Lessor at such time under this Agreement.
6.7    Sub-Servicers
The Servicer may delegate to any Person (each such delegee, in such capacity, a “Sub-Servicer”) the performance of part (but not all) of the Servicer’s obligations as Servicer pursuant to this Agreement on the condition that:

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(a)    the Servicer shall maintain up-to-date records of the Servicer’s obligations as Servicer which have been delegated to any Sub-Servicer, and such records shall contain the name and contact information of the Sub-Servicer;
(b)    in delegating any of its obligations as Servicer to a Sub-Servicer, the Servicer shall act as principal and not as an agent of the Lessor and shall use reasonable skill and care in choosing a Sub-Servicer;
(c)    the Servicer shall not be released or discharged from any liability under this Agreement, and no liability shall be diminished, and the Servicer shall remain primarily liable for the performance of all of the obligations of the Servicer under this Agreement;
(d)    the performance or non-performance and the manner of performance by any Sub-Servicer of any of the obligations of the Servicer as Servicer shall not affect the Servicer’s obligations under this Agreement;
(e)    any breach in the performance of the Servicer’s obligations as Servicer by a Sub-Servicer shall be treated as a breach of this Agreement by the Servicer, subject to the Servicer being entitled to remedy such breach for a period of fourteen (14) Business Days of the earlier of:
(i)    the Servicer becoming aware of the breach; and
(ii)    receipt by the Servicer of written notice from the Lessor or the French Security Trustee requiring the same to be remedied; and
(f)    neither the Lessor nor the French Security Trustee shall have any liability for any act or omission of any Sub-Servicer and shall have no responsibility for monitoring or investigating the suitability of any Sub-Servicer.
6.8    Servicer Records and Servicer Reports
(a)    On each Business Day commencing on the date hereof, the Servicer shall prepare and maintain electronic records (such records, as updated each Business Day, the “Servicer Records”), showing each Lease Vehicle by the VIN with respect to such Lease Vehicle.
(b)    On the date hereof, the Servicer shall deliver or cause to be delivered to the Issuer Security Trustee and the French Security Trustee the Servicer Records as of such date, which delivery may be satisfied by the Servicer posting, or causing to be posted, such Servicer Records to a password-protected website made available to the French Security Trustee and the Lessor or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).
(c)    On each Business Day following the date hereof, the Servicer shall deliver or cause to be delivered to the French Security Trustee a schedule listing all changes to the Servicer Records in respect of the foregoing Sub-Clause 6.8(a) and (b) (Servicer Records and Servicer Reports) since the preceding Business Day (such schedule as delivered each Business Day, a “Servicer Report”), which delivery may be satisfied by the Servicer posting, or causing to be posted, such Servicer Report to a password-protected website made available to the French Security Trustee and the Lessor or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).
6.9    Powers of Attorney
The Lessor shall from time to time upon receipt of request by the Servicer, promptly give to the Servicer any powers of attorney or other written authorizations or mandates and instruments as are reasonably necessary to enable the Servicer to perform its obligations under this Agreement, provided that any such powers of attorney or other written authorizations or mandates or instruments must be strictly limited to specific matters. Such powers of attorney shall cease to have effect when the Servicer ceases to act as servicer under this Agreement.

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6.10    Servicer’s agency limited
The Servicer shall have no authority by virtue of this Agreement to act for or represent French FleetCo as agent or otherwise, save in respect of those functions and duties which it is expressly authorized to perform and discharge by this Agreement and for the period during which this Agreement so authorizes it to perform and discharge those functions and duties.
6.11    Publication procedures
(a)    The Servicer shall carry out publication with the competent French commercial register (greffe du tribunal de commerce) as soon as reasonably practicable and in any case, within four Business Days after each Payment Date for so long as this Agreement remains in force of a form encompassing information extracted from this Agreement, together with the latest available Servicer Report delivered by the Servicer in accordance with Sub-Clause 6.8 (Servicer Records and Servicer Reports) listing the Lease Vehicles leased to the Lessee on or about the date on which the publication procedure is carried out. Furthermore, the Servicer agrees to deliver to the French Security Trustee and the Issuer Security Trustee evidence that the publication has been made with the competent French commercial register (greffe du tribunal de commerce) in respect of any and all leases of Lease Vehicles in force as that Payment Date.
(b)    In the event that an OEM Downgrade occurs, the Servicer shall, in order to facilitate the enforcement of retention of title provisions, publish on a monthly basis with the competent commercial register (Greffe du Tribunal de commerce) a form encompassing all relevant information extracted from any Vehicle Purchasing Agreement, together with relevant information about the Vehicles repurchased by the relevant Manufacturer or Dealer (as the case may be) pursuant to the terms of such Vehicle Purchasing Agreement and the repurchase price of which remains unpaid on the date on which such publication is made. In the event that the Servicer undertakes the above publication with respect to any Manufacturer or Dealer, it shall promptly inform the French Security Trustee, and provide the latter with the name of the relevant Manufacturer or Dealer pursuant to this clause, as well as the details of the relevant Vehicle Purchasing Agreement.
For the purposes of this Sub-Clause 6.11(b):
"OEM Downgrade" means, with respect to any Manufacturer or Dealer, that:
(A)    ceases to have the OEM Relevant Minimum Rating; or
(B)    is subject to any mandat ad hoc or conciliation within the meaning of book VI of the French Code de commerce.
"OEM Relevant Minimum Rating" means, with respect to any Manufacturer or Dealer, that such Dealer or Manufacturer (or the group to which it belongs) ceases to have a rating at least BB(L) from DBRS (or such Manufacturer or Dealer does not have a Relevant DBSR Rating as of such date, a DBRS Equivalent Rating of BB(L).

6.12    Resignation of Servicer
The Servicer may, by giving not less than fourteen (14) days’ written notice to French FleetCo and the French Security Trustee, resign as Servicer, provided that, other than where all amounts due and payable under the French Facility Agreement are being repaid in full, a replacement Servicer satisfactory to French FleetCo and the French Security Trustee has been or will, simultaneously with the termination of the Servicer’s appointment under this Agreement, be appointed (it being understood that it is French FleetCo’s obligation and not the French Security Trustee’s obligation to negotiate and make such appointment).
7    CERTAIN REPRESENTATIONS AND WARRANTIES
French OpCo, as Lessee, represents and warrants to the Lessor and the French Security Trustee that as of the Closing Date, and as of each Vehicle Lease Commencement Date, and each Additional Lessee represents and warrants to the Lessor and the French Security Trustee that as of the Joinder Date with respect to such Additional Lessee, and as of each Vehicle Lease

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Commencement Date applicable to such Additional Lessee occurring on or after such Joinder Date:
7.1    Organization; Power; Qualification
Such Lessee has been duly formed and is validly existing as a limited liability company or trust under the laws of France, with corporate power under the laws of France to execute and deliver this Agreement and the other Related Documents to which it is a party and to perform its obligations hereunder and thereunder.
7.2    Authorization; Enforceability
Each of this Agreement and the other Related Documents to which it is a party has been duly authorized, executed and delivered on behalf of such Lessee and, assuming due authorization, execution and delivery by the other parties hereto or thereto, is a valid and legally binding agreement of such Lessee enforceable against such Lessee in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by an implied covenant of good faith and fair dealing).
7.3    Compliance
The execution, delivery and performance by such Lessee of this Agreement and the French Related Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Lessee other than Security arising under the French Related Documents pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which such Lessee is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to have a Lease Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Lease Material Adverse Effect) or of the provisions of the certificate of incorporation or the by-laws of the Lessee.
7.4    Governmental Approvals
There is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over such Lessee which is required for the execution, delivery and performance of this Agreement or the French Related Documents (other than such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained or made), except to the extent that the failure to so obtain or effect any such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Lease Material Adverse Effect.
7.5    [Reserved]
7.6    [Reserved]
7.7    French Supplemental Documents True and Correct
All information contained in any material French Supplemental Document that has been submitted, or that may hereafter be submitted by such Lessee to the Lessor is, or will be, true, correct and complete in all material respects.
7.8    [Reserved]
7.9    [Reserved]
7.10    Eligible Vehicles
Each Lease Vehicle is or will be, as the case may be, on the applicable Vehicle Lease Commencement Date, an Eligible Vehicle or in the case of any Credit Vehicle will be an Eligible Vehicle following payment of the purchase price in respect thereof.

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7.11    Registration of vehicles
Such Lessee acknowledges and agrees that the Lessor is and will remain the sole registered owner (titulaire du certificat d’immatriculation) of each Lease Vehicle leased to such Lessee hereunder.
8    CERTAIN AFFIRMATIVE COVENANTS
Until the expiration or termination of this Agreement, and thereafter until the obligations of each Lessee under this Agreement and the French Related Documents are satisfied in full, each Lessee covenants and agrees that, unless at any time the Lessor and the French Security Trustee shall otherwise expressly consent in writing, it will:
8.1    Corporate Existence; Foreign Qualification
Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate, partnership, limited liability or trust existence; and (ii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to result in a Lease Material Adverse Effect.
8.2    Books, Records, Inspections and Access to Information
(a)    Maintain complete and accurate books and records with respect to the Lease Vehicles leased by it under this Agreement and the other French Collateral;
(b)    At any time and from time to time during regular business hours, upon reasonable prior notice from the Lessor, the French Security Trustee or the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the French Security Trust Deed and the Issuer Security Trust Deed), permit the Lessor or the French Security Trustee (or such other Person who may be designated from time to time by the Lessor or the French Security Trustee) to examine and make copies of such books, records and documents in the possession or under the control of such Lessee relating to the Lease Vehicles leased by it under this Agreement and the other French Collateral;
(c)    Permit any of the Lessor, the French Security Trustee or the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the French Security Trust Deed and the Issuer Security Trust Deed) (or such other Person who may be designated from time to time by any of the Lessor, the French Security Trustee or the Issuer Security Trustee) to visit the office and properties of such Lessee for the purpose of examining such materials, and to discuss matters relating to the Lease Vehicles leased by such Lessee under this Agreement with such Lessee’s independent public accountants or with any of the Authorized Officers of such Lessee having knowledge of such matters, all at such reasonable times and as often as the Lessor, the French Security Trustee or the Issuer Security Trustee may reasonably request;
(d)    Upon the request of the Lessor, the French Security Trustee or the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the French Security Trust Deed and the Issuer Security Trust Deed) from time to time, make reasonable efforts (but not disrupt the ongoing normal course rental of Lease Vehicles to customers) to confirm to the Lessor, the French Security Trustee and/or the Issuer Security Trustee the location and mileage (as recorded in the Servicer’s computer systems) of each Lease Vehicle leased by such Lessee hereunder and to make available for the Lessor’s, the French Security Trustee’s and/or the Issuer Security Trustee’s inspection within a reasonable time period such Lease Vehicle at the location where such Lease Vehicle is then domiciled; and
(e)    During normal business hours and with prior notice of at least three (3) Business Days, make its records pertaining to the Lease Vehicles leased by such Lessee hereunder available to the Lessor, the French Security Trustee or the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the French Security Trust Deed and the Issuer Security Trust Deed) for inspection at the location or locations where such Lessee’s records are normally domiciled (subject to the terms of the French Security Trust Deed),

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provided that, in each case, the Lessor agrees that it will not disclose any information obtained pursuant to this Sub-Clause 8.2 (Books, Records, Inspections and Access to Information) that is not otherwise publicly available without the prior approval of such Lessee, except that the Lessor may disclose such information (x) to its officers, employees, attorneys and advisors, in each case on a confidential and need-to-know basis, and (y) as required by applicable law or compulsory legal process.
8.3    [Reserved]
8.4    Merger
Not merge or consolidate with or into any other Person unless (i) the applicable Lessee is the surviving entity of such merger or consolidation or (ii) the surviving entity of such merger or consolidation expressly assumes such Lessee’s obligations under this Agreement.
8.5    Reporting Requirements
Furnish, or cause to be furnished to the Lessor and the French Security Trustee:
(i)    no later than the prescribed statutory deadline required by Article 21 of its articles of association and in any event by no later than 270 calendar days after the end of each financial year, its audited Annual Financial Statements together with the related auditors' report(s);
(ii)    promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer of such Lessee describing such event and the action that such Lessee proposes to take with respect thereto, and (b) notice of any Amortization Event.
The financial data that shall be delivered to the Lessor and the French Security Trustee pursuant to this Sub-Clause 8.5 (Reporting Requirements) shall be prepared in conformity with GAAP.
Documents, reports, notices or other information required to be furnished or delivered pursuant to this Sub-Clause 8.5 (Reporting Requirements) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which any Lessee posts such documents, or provides a link thereto on French OpCo’s or any Parent’s website (or such other website address as any Lessee may specify by written notice to the Lessor and the French Security Trustee from time to time) or (ii) on which such documents are posted on French OpCo’s or any Parent’s behalf on an internet or intranet website to which the Lessor and the French Security Trustee have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the French Security Trustee).
9    DEFAULT AND REMEDIES THEREFOR
9.1    Events of Default
Any one or more of the following will constitute an event of default (a “Lease Event of Default”) as that term is used herein:
9.1.1    there occurs a default in the payment of any Rent or other amount payable by any Lessee under this Agreement unless such default in the payment is caused by an administrative or technical error and in such case, payment is made within three (3) Business Days of being due and payable;
9.1.2    any unauthorized assignment or transfer of this Agreement by any Lessee occurs;
9.1.3    the failure of any Lessee to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance that in any such case has a Lease Material Adverse Effect, and such default continues for more than fourteen (14) consecutive days after the earlier of the date written notice thereof is delivered by the Lessor or the French Security Trustee to such Lessee or the date an Authorized Officer of such Lessee obtains actual knowledge thereof;
9.1.4    if (i) any representation or warranty made by any Lessee herein is inaccurate or incorrect or is breached or is false or misleading as of the date of the making thereof or any schedule, certificate,

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financial statement, report, notice, or other writing furnished by or on behalf of any Lessee to the Lessor or the French Security Trustee is false or misleading on the date as of which the facts therein set forth are stated or certified, (ii) such inaccuracy, breach or falsehood has a Lease Material Adverse Effect, and (iii) the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for fourteen (14) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the French Security Trustee to the applicable Lessee and (y) the date an Authorized Officer of the applicable Lessee learns of such circumstance or condition;
9.1.5    an Event of Bankruptcy occurs with respect to Hertz or with respect to any Lessee;
9.1.6    this Agreement or any portion thereof ceases to be in full force and effect (other than in accordance with its terms or as otherwise expressly permitted in the French Related Documents) or a proceeding shall be commenced by any Lessee to establish the invalidity or unenforceability of this Agreement, in each case other than with respect to any Lessee that at such time is not leasing any Lease Vehicles hereunder;
9.1.7    a Servicer Default occurs; or
9.1.8    a Liquidation Event occurs.
For the avoidance of doubt, with respect to any Potential Lease Event of Default or Lease Event of Default, if the event or condition giving rise (directly or indirectly) to such Potential Lease Event of Default or Lease Event of Default, as applicable, ceases to be continuing (through cure, waiver or otherwise), then such Potential Lease Event of Default or Lease Event of Default, as applicable, will cease to exist and will be deemed to have been cured for every purpose under the French Related Documents.
9.2    Effect of Lease Event of Default. If any Lease Event of Default set forth in Sub-Clauses 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 (Events of Default) shall occur and be continuing, the Lessee’s right of possession with respect to any Lease Vehicles leased hereunder shall be subject to the Lessor’s option to terminate such right as set forth in Sub-Clauses 9.3 (Rights of Lessor Upon Lease Event of Default) and 9.4 (Liquidation Event and Non-Performance of Certain Covenants).
9.3    Rights of Lessor and French Security Trustee Upon Lease Event of Default
9.3.1    If a Lease Event of Default shall occur and be continuing, then the Lessor may proceed by appropriate court action or actions, at law to enforce performance by any Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Sub-Clause 9.5 (Measure of Damages).
9.3.2    If any Lease Event of Default set forth in Sub-Clause 9.1.1, 9.1.2, 9.1.5, 9.1.6 or 9.1.8 (Events of Default) shall occur and be continuing, then (i) subject to the terms of this Clause 9.3.2, the Lessor or the French Security Trustee (acting on the written instructions of the Issuer Security Trustee (whose instructions, in turn, have been obtained in accordance with the terms of the French Security Trust Deed and the Issuer Security Trust Deed)) shall have the right to serve notice on the other parties hereto, a “Master Lease Termination Notice”, and following service of such notice shall have the right to (a) to terminate any Lessee’s rights of use and possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee, (b) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder and (c) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use or dispose of such Lease Vehicles for any purpose whatsoever and (ii) the Lessees, at the request of the Lessor or the French Security Trustee, shall return or cause to be returned all Lease Vehicles to and in accordance with the directions of the Lessor or the French Security Trustee as the case may be.
The Lessor may not validly serve a Master Lease Termination Notice unless such decision to serve the Master Lease Termination Notice has been approved by the independent chairman (président) of the Lessor.
9.3.3    Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law or in

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bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against such Lessee will in any case be calculated in accordance with Sub-Clause 9.5 (Measure of Damages). All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein; provided that, for the avoidance of doubt, any exercise of any such right or power shall remain subject to each condition expressly specified in any Related Document with respect to such exercise. Any extension of time for payment hereunder or other indulgence duly granted to any Lessee will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of such Lessee. The Lessor’s acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor’s rights hereunder with respect to any subsequent payments or defaults therein.
9.3.4    In addition, following the occurrence of an Lease Event of Default, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-à-vis each Lessee, necessary or desirable to allow the French Security Trustee to exercise the rights, remedies, power, privileges and claims given to the French Security Trustee pursuant to Sub-Clause 11.2 (Rights of the French Security Trustee upon Amortization Event or Certain Other Events of Default) of the French Facility Agreement, and each Lessee acknowledges that it has hereby granted to the Lessor all such rights, remedies, powers, privileges and claims granted by the Lessor to the French Security Trustee pursuant to Clause 11 (Amortization Events and Remedies) of the French Facility Agreement and that the French Security Trustee may act in lieu of the Lessor in the exercise of all such rights, remedies, powers, privileges and claims.
9.4    Liquidation Event and Non-Performance of Certain Covenants
(a)    If a Liquidation Event shall have occurred and be continuing, the French Security Trustee and the Issuer Security Trustee shall have the rights against each Lessee and the French Collateral provided in the French Security Trust Deed and Issuer Security Trust Deed, upon a Liquidation Event, including, in each case, the right to serve a Master Lease Termination Notice on the other parties hereto and following service of such notice shall have the right (i) to terminate any Lessee’s rights of possession hereunder of all or a portion of the Lease Vehicles leased hereunder by such Lessee (ii) to take possession of all or a portion of the Lease Vehicles leased by any Lessee hereunder and (iii) to peaceably enter upon the premises of any Lessee or other premises where Lease Vehicles may be located and take possession of all or a portion of the Lease Vehicles and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, and to use such Lease Vehicles for any purpose whatsoever.
(b)    During the continuance of a Liquidation Event, the Servicer shall return any or all Lease Vehicles that are Program Vehicles to the related Manufacturers in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program, the Lessor shall have the right to otherwise dispose of such Program Vehicles and to direct the Servicer to dispose of such Program Vehicles in accordance with its instructions.
(c)    Notwithstanding the exercise of any rights or remedies pursuant to this Sub-Clause 9.4 (Liquidation Event and Non-Performance of Certain Covenants), the Lessor will, nevertheless, have a right to recover from such Lessee any and all amounts (for the avoidance of doubt, as limited by Sub-Clause 9.5 (Measure of Damages)) as may be then due.
(d)    In addition, following the occurrence of a Liquidation Event, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis each Lessee, necessary or desirable to allow the French Security Trustee to exercise the rights, remedies, powers, privileges and claims given to the French Security Trustee pursuant to Sub-Clause 11.2 (Rights of the French Security Trustee upon Amortization Event or Certain Other Events of Default) of the French Facility Agreement, and each Lessee acknowledges that it has hereby granted to the Lessor all such rights, remedies, powers, privileges and claims granted by the Lessor to the French Security Trustee pursuant to Clause 11 (Amortization Events and Remedies) of the French Facility Agreement and that the French Security

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Trustee may act in lieu of the Lessor in the exercise of all such rights, remedies, powers, privileges and claims.
(e)    The French Security Trustee may only take possession of, or exercise any of the rights or remedies specified in this Agreement with respect to, such number of Lease Vehicles necessary to generate disposition proceeds in an aggregate amount sufficient to pay the French Advances with respect to which a Liquidation Event is then continuing as set forth in the Issuer Facility Agreement, taking into account the receipt of proceeds of all other vehicles being disposed of that have been pledged to secure such French Advances.
9.5    Measure of Damages
If a Lease Event of Default or Liquidation Event occurs and the Lessor or the French Security Trustee exercises the remedies granted to the Lessor or the French Security Trustee under this Clause 9 (Default and Remedies Therefor) or Sub-Clause 11.2 (Rights of the French Security Trustee upon Amortization Event or Certain Other Events of Default) of the French Facility Agreement, the amount that the Lessor shall be permitted to recover from any Lessee as payment shall be equal to:
(i)    all Rent for each Lease Vehicle leased by such Lessee hereunder to the extent accrued and unpaid as of the earlier of the date of the return to the Lessor of such Lease Vehicle or disposition by the Servicer of such Lease Vehicle in accordance with the terms of this Agreement and all other payments payable under this Agreement by such Lessee, accrued and unpaid as of such date; plus
(ii)    any reasonable out-of-pocket damages and expenses, including reasonable attorneys’ fees and expenses that the Lessor or the French Security Trustee will have sustained by reason of such a Lease Event of Default or Liquidation Event, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Lease Vehicles leased by such Lessee hereunder or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection, in each case to the extent reasonably attributable to such Lessee; plus
(iii)    interest from time to time on amounts due from such Lessee and unpaid under this Agreement at EURIBOR plus 1.0% computed from the date of such a Lease Event of Default or Liquidation Event or the date payments were originally due to the Lessor by such Lessee under this Agreement or from the date of each expenditure by the Lessor or the French Security Trustee, as applicable, that is recoverable from such Lessee pursuant to this Clause 9 (Default and Remedies Therefor), as applicable, to and including the date payments are made by such Lessee.
9.6    Servicer Default
Any of the following events will constitute a default of the Servicer (a “Servicer Default”) as that term is used herein:
(i)    the failure of the Servicer to comply with or perform any provision of this Agreement or any other Related Document and such failure is, in the opinion of the French Security Trustee materially prejudicial to the French Secured Parties and in the case of a default which is remediable, such default continues for more than fourteen (14) consecutive days after the earlier of the date written notice is delivered by the Lessor or the French Security Trustee to the Servicer or the date an Authorized Officer of the Servicer obtains actual knowledge thereof;
(ii)    an Event of Bankruptcy occurs with respect to the Servicer;
(iii)    the failure of the Servicer to make any payment when due from it hereunder or under any of the other French Related Documents or to deposit any French Collections received by it into the French Transaction Account when required under the French Related Documents and, in each case, unless such failure is as a result of an administrative or technical error in such case payment has been made within three (3) Business Days;
(iv)    if (I) any representation or warranty made by the Servicer relating to the French Collateral in any French Related Document is inaccurate or incorrect or is breached or is false or

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misleading as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing relating to the French Collateral furnished by or on behalf of the Servicer to the Lessor or the French Security Trustee pursuant to any French Related Document is false or misleading on the date as of which the facts therein set forth are stated or certified, (II) such inaccuracy, breach or falsehood is, in the opinion of the French Security Trustee materially prejudicial to any of the French Secured Parties, and (III) if such inaccuracy, breach or falsehood can be remedied, the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading, as the case may be, shall not have been eliminated or otherwise cured for at least fourteen (14) consecutive days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the French Security Trustee to the Servicer and (y) the date an Authorized Officer of the Servicer obtains actual knowledge of such circumstance or condition;
(v)    a Lease Event of Default occurs which gives rise to a right for the Lessor or the French Security Trustee to serve a Master Lease Termination Notice; or
(vi)    a Liquidation Event occurs.
In the event of a Servicer Default, the Lessor or the French Security Trustee, in each case acting pursuant to Sub-Clause 10.23(d) (Servicer Default) of the French Facility Agreement, shall have the right to replace the Servicer as servicer.
For the avoidance of doubt, with respect to any Servicer Default, if the event or condition giving rise (directly or indirectly) to such Servicer Default ceases to be continuing (through cure, waiver or otherwise), then such Servicer Default will cease to exist and will be deemed to have been cured for every purpose under the French Related Documents.
9.7    Application of Proceeds
The proceeds of any sale or other disposition pursuant to Sub-Clause 9.2 (Effect of Lease Event of Default) or Sub-Clause 9.3 (Rights of Lessor Upon Lease Event of Default) shall be applied by the Lessor in accordance with the terms of the French Related Documents.
10    CERTIFICATION OF TRADE OR BUSINESS USE
Each Lessee hereby warrants and certifies, that it intends to use the Lease Vehicles that are subject to this Agreement in connection with its trade or business.
11    [RESERVED]
12    ADDITIONAL LESSEES
Subject to prior consent of French FleetCo (such consent not to be unreasonably withheld or delayed) and the French Security Trustee (acting upon the instructions of the Issuer Security Trustee (whose instructions have been obtained in accordance with the terms of the French Security Trust Deed and the Issuer Security Trust Deed)), any Affiliate of French OpCo that was incorporated under the laws of France (each, a “Permitted Lessee”) shall have the right to become a Lessee under and pursuant to the terms of this Agreement by complying with the provisions of this Clause 12 (Additional Lessees). If a Permitted Lessee desires to become a Lessee under this Agreement, then such Permitted Lessee shall execute (if appropriate) and deliver to the Lessor, French Security Trustee and the Issuer Security Trustee:
12.1    a Joinder in Lease Agreement substantially in the form attached hereto as Annex A (each, an “Affiliate Joinder in Lease”);
12.2    the certificate of incorporation or other organizational documents for such Permitted Lessee, together with a copy of the by-laws or other organizational documents of such Permitted Lessee, duly certified by an Authorized Officer of such Permitted Lessee;
12.3    copies of resolutions of the Board of Directors or other authorizing action of such Permitted Lessee authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by an Authorized Officer of such Permitted Lessee;

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12.4    a certificate of an Authorized Officer of such Permitted Lessee certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease and any other Related Documents to be executed by it, together with samples of the true signatures of each such individual;
12.5    an Officer’s Certificate stating that such joinder by such Permitted Lessee complies with this Clause 12 (Additional Lessees) and an opinion of counsel, which may be based on an Officer’s Certificate and is subject to customary exceptions and qualifications (including, without limitation any insolvency laws), stating that (a) all conditions precedent set forth in this Clause 12 (Additional Lessees) relating to such joinder by such Permitted Lessee have been complied with and (b) upon the due authorization, execution and delivery of such Affiliate Joinder in Lease by the parties thereto, such Affiliate Joinder in Lease will be enforceable against such Permitted Lessee; and
12.6    any additional documentation that the Lessor, the French Security Trustee or the Issuer Security Trustee may reasonably require to evidence the assumption by such Permitted Lessee of the obligations and liabilities set forth in this Agreement.
13    SECURITY AND ASSIGNMENTS
13.1    Rights of Lessor assigned to French Secured Parties
Each Lessee acknowledges that the Lessor has assigned or will assign all of its rights under this Agreement to the French Security Trustee pursuant to the French Security Documents. Accordingly, each Lessee agrees that:
(i)    subject to the terms of the French Security Trust Deed and the relevant French Security Document, the French Security Trustee shall have all the rights powers, privileges and remedies of the Lessor hereunder;
(ii)    upon the delivery by the French Security Trustee of any notice to such Lessee stating that a Lease Event of Default or a Liquidation Event has occurred, such Lessee acknowledges that pursuant to this Agreement, it has agreed to make all payments of Rent hereunder (and any other payments hereunder) directly to the French Security Trustee for deposit in the French Transaction Account.
13.2    Right of the Lessor to Assign this Agreement
The Lessor shall have the right to finance the acquisition and ownership of Lease Vehicles under this Agreement by, without limitation, selling or assigning its right, title and interest in this Agreement, including, without limitation, in moneys due from any Lessee and any third party under this Agreement, to the French Secured Parties under the French Security Documents; provided, however, that any such sale or assignment shall be subject to the rights and interest of the Lessees in the Lease Vehicles, including but not limited to the Lessees’ right of quiet and peaceful possession of such Lease Vehicles as set forth in Sub-Clause 5.3 (Non-Disturbance) hereof, and under this Agreement.
13.3    Limitations on the Right of the Lessees to Assign this Agreement
No Lessee shall assign this Agreement or any of its rights hereunder to any other party; provided, however, that (i) each Lessee may rent the Lease Vehicles leased by such Lessee hereunder in connection with its business and may use and sublease Lease Vehicles pursuant to Sub-Clause 5.2 (Vehicle Use) and (ii) each Lessee may delegate to one or more of its Affiliates the performance of any of such Lessee’s obligations as Lessee hereunder (but such Lessee shall remain fully liable for its obligations hereunder). Any purported assignment in violation of this Sub-Clause 13.3 (Limitations on the Right of the Lessees to Assign this Agreement) shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.
13.4    Security
The Lessor may grant security interests in the Lease Vehicles leased by any Lessee hereunder without consent of any Lessee. Except for Permitted Security, each Lessee shall keep all Lease

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Vehicles free of all Security arising during the Term. If on the Vehicle Lease Expiration Date for any Lease Vehicle, there is a Security on such Lease Vehicle, the Lessor may, in its discretion, remove such Security and any sum of money that may be paid by the Lessor in release or discharge thereof, including reasonable attorneys’ fees and costs, will be paid by the Lessee of such Lease Vehicle upon demand by the Lessor.
14    NON-LIABILITY OF LESSOR
As between the Lessor and each Lessee, acceptance for lease of each Lease Vehicle pursuant to Sub-Clause 2.1(e) (Lease Vehicle Acceptance or Non-conforming Lease Vehicle Rejection) shall constitute such Lessee’s acknowledgment and agreement that such Lessee has fully inspected such Lease Vehicle, that such Lease Vehicle is in good order and condition and is of the manufacture, design, specifications and capacity selected by such Lessee, that such Lessee is satisfied that the same is suitable for this use. Each Lessee acknowledges that the Lessor is not a Manufacturer or agent thereof or primarily engaged in the sale or distribution of Lease Vehicles. Each Lessee acknowledges that the Lessor makes no representation, warranty or covenant, express or implied in any such case, as to the fitness, safeness, design, merchantability, condition, quality, durability, suitability, capacity or workmanship of the Lease Vehicles in any respect or in connection with or for any purposes or uses of any Lessee and makes no representation, warranty or covenant, express or implied in any such case, that the Lease Vehicles will satisfy the requirements of any law or any contract specification, and as between the Lessor and each Lessee, such Lessee agrees to bear all such risks at its sole cost and expense. Each Lessee specifically waives all rights to make claims against the Lessor and any Lease Vehicle for breach of any warranty of any kind whatsoever, and each Lessee leases each Lease Vehicle “as is.” Upon the Lessor’s acquisition of any Lease Vehicle identified in a request from any Lessee pursuant to Sub-Clause 2.1(d) above, the Lessor shall in no way be liable for any direct or indirect damages or inconvenience resulting from any defect in or loss, theft, damage or destruction of any Lease Vehicle or of the cargo or contents thereof or the time consumed in recovery repairing, adjusting, servicing or replacing the same and there shall be no abatement or apportionment of rental at such time. The Lessor shall not be liable for any failure to perform any provision hereof resulting from fire or other casualty, natural disaster, riot or other civil unrest, war, terrorism, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor’s direct control. In no event shall the Lessor be liable for any inconveniences, loss of profits or any other special, incidental, or consequential damages, whatsoever or howsoever caused (including resulting from any defect in or any theft, damage, loss or failure of any Lease Vehicle. Accordingly, the provisions of Article 1721 of the French Code civil does not apply to this Agreement nor the lease by any Lessee of any Lease Vehicle hereunder.
The Lessor shall not be responsible for any liabilities (including any loss of profit) arising from any delay in the delivery of, or failure to deliver, any Lease Vehicle to any Lessee.
15    NON-PETITION AND NO RECOURSE
15.1    Non-Petition in respect of French FleetCo
Notwithstanding anything to the contrary in this Agreement or any French Related Document, only the French Security Trustee may pursue the remedies available under the general law or under the French Security Trust Deed or the French Security Documents to enforce the French Security and no other Person shall be entitled to proceed directly against French FleetCo in respect thereof (unless the French Security Trustee, having become bound to proceed in accordance with the terms of the French Related Documents, fails or neglects to do so). Each party to this Agreement hereby agrees with and acknowledges to each of French FleetCo and the French Security Trustee until the date falling eighteen months and one day after the Legal Final Payment Date, that:
(a)    it shall not have the right to take or join any person in taking any steps against French FleetCo for the purpose of obtaining payment of any amount due from French FleetCo (other than serving a written demand subject to the terms of the French Security Trust Deed and the French Priority of Payments); and
(b)    neither it nor any Person on its behalf shall initiate or join any person in initiating an Event of Bankruptcy or the appointment of any Insolvency Official in relation to French FleetCo.

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The provisions of this Sub-Clause 15.1 (Non-Petition in respect of French FleetCo) shall survive the termination of this Agreement. Irrespective of whether or not this Sub-Clause 15.1 (Non-Petition in respect of French FleetCo) is incorporated into any other Related Document, the Parties agree that this Sub-Clause 15.1 (Non-Petition in respect of French FleetCo) shall apply to all Related Documents to which the French FleetCo is a party to the fullest extent possible.
15.2    Obligations as Corporate Obligations
(a)    No Party shall have any recourse against nor shall any personal liability attach to any shareholder, officer, agent, employee or director of French FleetCo or the French Security Trustee in his capacity as such, by any Proceedings or otherwise, in respect of any obligation, covenant, or agreement of French FleetCo or the French Security Trustee contained in this Agreement.
(b)    The Parties, other than French FleetCo, shall not have any liability for the obligations of French FleetCo and nothing in this Agreement shall constitute the giving of a guarantee, an indemnity or the assumption of a similar obligation by any of such other Parties in respect of the performance by French FleetCo of its obligations.
The provisions of this Sub-Clause 15.2 (Obligations as Corporate Obligations) shall survive the termination of this Agreement.
15.3    Limited Recourse in respect of French FleetCo
Each party to this Agreement agrees with and acknowledges to each of French FleetCo and the French Security Trustee that, notwithstanding any other provision of any French Related Document, all obligations of French FleetCo to such entity are limited in recourse as set out below:
(c)        Priority of payments. All payments to be made by French FleetCo hereunder to any party will be made only from and to the extent of the sums payable to such party in accordance with the terms of the French Priority of Payments. Accordingly, each party expressly and irrevocably waives any remedy against French FleetCo (acting in whatever capacity) in connection with the payment of any amounts that may be due to it under any Related Document otherwise than up to the amounts payable to it in accordance with the terms of the French Priority of Payments;
(d)        Deferral. Any liability remaining unpaid after application of the French Priority of Payments shall automatically be deferred and be payable (exigible) on the immediately following Payment Date (except if a different rule in relation to deferred payments is set out in the agreement from which the relevant unpaid liability arises) until the Legal Final Payment Date, in accordance with the French Priority of Payments applicable on that day but in priority to the amounts due on that date and having the same or similar ranking as the deferred amount (unless no such liability as the deferred liability is due on that day in which case such deferred liability will be paid in priority to all other liabilities due on such date), commencing with the oldest deferred amount outstanding and progressing to each next older outstanding deferred amount until such time as no deferred amount remains outstanding.
(e)    Insufficient Recoveries. If, or to the extent that, after allocation of all amounts in accordance with the foregoing and, as the case may be, after the French Collateral has been as fully as practicable realised and the proceeds thereof have been applied in accordance with the French Priority of Payments, such proceeds are insufficient to pay or discharge amounts due from French FleetCo to the French Secured Parties or any party to this Agreement in full for any reason, French FleetCo will have no liability to pay or otherwise make good any such insufficiency.
The provisions of this Sub-Clause 15.3 (Limited recourse in respect of French FleetCo) shall survive the termination of this Agreement. Irrespective of whether or not this Sub-Clause 15.3 (Limited recourse in respect of French FleetCo) is incorporated into any other Related Document, the Parties agree that this Sub-Clause 15.3 (Limited recourse in respect of French FleetCo) shall apply to all Related Documents to which the French FleetCo is a party to the fullest extent possible.

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16    SUBMISSION TO JURISDICTION
The Tribunal de commerce de Paris has exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and the lease of each Lease Vehicle pursuant to this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement or the lease of each Lease Vehicle pursuant to this Agreement shall be brought in such court. The parties irrevocably submit to the exclusive jurisdiction of such court and waive any objection to proceedings in such courts whether on the ground of venue or on the ground that the proceedings have been bought in an inconvenient forum.
17    GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by French law.
18    [RESERVED]
19    NOTICES
Unless otherwise specified herein, all notices, communications, requests, instructions and demands by any Party hereto to another shall be delivered in accordance with the provisions of Clause 3.17 of the Master Definitions and Construction Agreement and Clause 23 (Notices) of the French Security Trust Deed.
20    ENTIRE AGREEMENT
This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement, together with the Manufacturer Programs, the Lease Vehicle Acquisition Schedules, the Intra-Lease Lessee Transfer Schedules and any other related documents attached to this Agreement (including, for the avoidance of doubt, all related joinders, exhibits, annexes, schedules, attachments and appendices), in each case solely to the extent to which such Manufacturer Programs, schedules and documents relate to Lease Vehicles will constitute the entire agreement regarding the leasing of Lease Vehicles by the Lessor to each Lessee.
21    MODIFICATION AND SEVERABILITY
The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Lessor, the Servicer, the French Security Trustee and each Lessee, subject to any restrictions on such waivers, alterations, modifications, amendments, supplements or terminations set forth in the French Facility Agreement. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. For the avoidance of doubt, the execution and/or delivery of and/or performance under any Affiliate Joinder in Lease, Lease Vehicle Acquisition Schedule or Intra-Lease Lessee Transfer Schedule shall not constitute a waiver, alteration, modification, supplement or termination to or of this Agreement.
22    SURVIVABILITY
In the event that, during the term of this Agreement, any Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by or on behalf of such Lessee.
23    [RESERVED]
24    [RESERVED]
25    ELECTRONIC EXECUTION
This Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means

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(i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form.
26    LESSEE TERMINATION AND RESIGNATION
With respect to any Lessee except for French OpCo, upon such Lessee (the “Resigning Lessee”) delivering irrevocable written notice to the Lessor, the Servicer and the French Security Trustee that such Resigning Lessee desires to resign its role as a Lessee hereunder (such notice, substantially in the form attached as Exhibit A hereto, a “Lessee Resignation Notice”), such Resigning Lessee shall immediately cease to be a Lessee hereunder, and, upon such occurrence, event or condition, the Lessor, the Servicer and the French Security Trustee shall be deemed to have released, waived, remised, acquitted and discharged such Resigning Lessee and such Resigning Lessee’s directors, officers, employees, managers, shareholders and members of and from any and all claims, expenses, damages, costs and liabilities arising or accruing in relation to such Resigning Lessee on or after the delivery of such Lessee Resignation Notice to the Lessor, the Servicer and the French Security Trustee (the time of such delivery, the “Lessee Resignation Notice Effective Date”); provided that, as a condition to such release and discharge, the Resigning Lessee shall pay to the Lessor all payments due and payable with respect to each Lease Vehicle leased by Resigning Lessee hereunder, including without limitation any payment listed under Sub-Clauses 4.7.1 and 4.7.2 (Payments), as applicable to each such Lease Vehicle, as of the Lessee Resignation Notice Effective Date; provided further that, the Resigning Lessee shall return or reallocate all Lease Vehicles at the direction of the Servicer in accordance with Sub-Clause 2.4 (Return); provided further that, with respect to any Resigning Lessee, such Resigning Lessee shall not be released or otherwise relieved under this Clause 26 (Lessee Termination and Resignation) from any claim, expense, damage, cost or liability arising or accruing prior to the Lessee Resignation Notice Effective Date with respect to such Resigning Transferor.
27    [RESERVED]
28    [RESERVED]
29    NO HARDSHIP
Each party hereto acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under this Agreement and that it shall not be entitled to make any claim under article 1195 of the French Code civil.
30    GOVERNING LANGUAGE
This Agreement is in the English language. If this Agreement is translated into another language, the English text prevails, save that words in French used in this Agreement and having specific legal meaning under French law will prevail over the English translation.

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Lessor
RAC FINANCE SAS
By:    ___________________________________

[FRENCH MASTER LEASE AND SERVICING AGREEMENT – SIGNATURE PAGE]

Lessee and Servicer
HERTZ FRANCE SAS
By:    ___________________________________

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[FRENCH MASTER LEASE AND SERVICING AGREEMENT – SIGNATURE PAGE]

French Security Trustee
SIGNED for and on behalf of
BNP PARIBAS TRUST CORPORATION UK LIMITED

Signed by:________________________________________________
Title:

Signed by:________________________________________________
Title:

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[FRENCH MASTER LEASE AND SERVICING AGREEMENT – SIGNATURE PAGE]

Issuer Security Trustee
SIGNED for and on behalf of
BNP PARIBAS TRUST CORPORATION UK LIMITED

Signed by:________________________________________________
Title:

Signed by:________________________________________________
Title:

[FRENCH MASTER LEASE AND SERVICING AGREEMENT – SIGNATURE PAGE]

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ANNEX A
FORM OF AFFILIATE JOINDER IN LEASE
THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this “Joinder”) is executed as of _______________ ____, 20__ (with respect to this Joinder and the Joining Party) the “Joinder Date”), by ______________, a ____________________________ (“Joining Party”), and delivered to RAC Finance SAS, an entity established in France (“French FleetCo”), as lessor pursuant to the French Master Lease and Servicing Agreement, dated as of [●], 2018 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Lease”), among French FleetCo, as Lessor, Hertz France SAS (“French OpCo”), as a Lessee and as Servicer, those affiliates of French OpCo from time to time becoming Lessees thereunder (together with French OpCo, the “Lessees”) and BNP Paribas Trust Corporation UK Limited as French security trustee (the “French Security Trustee”). Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.
R E C I T A L S:
WHEREAS, the Joining Party is a Permitted Lessee; and
WHEREAS, the Joining Party desires to become a “Lessee” under and pursuant to the Lease.
NOW, THEREFORE, the Joining Party agrees as follows:
A G R E E M E N T:
1.    The Joining Party hereby represents and warrants to and in favor of French FleetCo and the French Security Trustee that (i) the Joining Party is an Affiliate of French OpCo, (ii) all of the conditions required to be satisfied pursuant to Clause 12 (Additional Lessees) of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Clause 7 (Certain Representations and Warranties) of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.
2.     From and after the date hereof, the Joining Party hereby agrees to assume all of the obligations of a Lessee under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.
3.     By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution and delivery of this Joinder, French FleetCo and the French Security Trustee each acknowledges that the Joining Party is a Lessee for all purposes under the Lease.

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The Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

[Name of Joining Party]
By:        _________________________________
Name:        ___________________________
Title:        ____________________________

Address:     ____________________________
Attention:     ___________________________
Telephone:     __________________________
Facsimile:     ___________________________

Accepted and Acknowledged by:

RAC FINANCE SAS
By:        ________________________________
Name:        __________________________
Title:        ___________________________

BNP PARIBAS TRUST CORPORATION UK LIMITED
as French Security Trustee
By:        ________________________________
Name:        __________________________
Title:        ___________________________

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EXHIBIT A
FORM OF LESSEE RESIGNATION NOTICE
[_]
[French FleetCo, as Lessor]
[Hertz France SAS, as Servicer]

Re: Lessee Termination and Resignation
Ladies and Gentlemen:
Reference is hereby made to the French Master Lease and Servicing Agreement, dated as of [●], 2018 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “French Master Lease”), among French FleetCo, as Lessor, Hertz France SAS (“French OpCo”), as a Lessee and as Servicer, those affiliates of Hertz from time to time becoming Lessees thereunder (together with French OpCo, the “Lessees”) and BNP Paribas Trust Corporation UK Limited as French Security Trustee and Issuer Security Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the French Master Lease.
Pursuant to Clause 26 (Lessee Termination and Resignation) of the French Master Lease, [_] (the “Resigning Lessee”) provides French FleetCo, as Lessor, and French OpCo, as Servicer, irrevocable, written notice that such Resigning Lessee desires to resign as “Lessee” under the French Master Lease.
Nothing herein shall be construed to be an amendment or waiver of any requirements of the French Master Lease.

[Name of Resigning Lessee]

By:    _________________________________
Name:    _________________________________
Title:    _________________________________

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SCHEDULE I
COMMON TERMS OF MOTOR THIRD PARTY LIABILITY COVER

Part A
Non-vitiation endorsement
The Insurer undertakes to each Insured that this Policy will not be invalidated as regards the rights and interests of each such Insured and that the Insurer will not seek to avoid or deny any liability under this Policy because of any act or omission of any other Insured which has the effect of making this Policy void or voidable and/or entitles the Insurer to refuse indemnity in whole or in any material part in respect of any claims under this Policy as against such other Insured. For the purposes of this clause only “Insured” shall not include any “Authorised Driver”.

Part B
Severability of interest
The Insurer agrees that cover hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each Insured, provided that the total liability of the Insurers to all of the Insureds collectively shall not exceed the sums insured and the limits of indemnity (including any inner limits set by memorandum or endorsement stated in this Policy).

Part C
Notice of non-payment of premium to be sent to the French Security Trustee
No cancellation unless thirty (30) days’ notice.
In the event of non-payment of premium, this Policy may at the sole discretion of the Insurer be cancelled by written notice to the Insureds and [●] [or replacement French Security Trustee], stating when (not less than thirty (30) days thereafter) the cancellation shall be effective. Such notice of cancellation shall be withdrawn and shall be void and ineffective in the event that premium is paid by or on behalf of any of the Insureds prior to the proposed cancellation date.
Notices
The address for delivery of a notice to [●] [or replacement French Security Trustee] will be as follows:
Address:
Tel:
Fax:
Email:
Attention:

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SCHEDULE II
INSURANCE BROKER LETTER OF UNDERTAKING

Part A
Public/Product Liability Cover
To: [Lessor and the French Security Trustee]
Dear Sirs
Letter of Undertaking
HERTZ FRANCE SAS (the “Company”)
1.    We confirm that the Public/Product Liability Cover providing protection against public and product liability in respect of Vehicles has been effected for the account of the Company, RAC Finance SAS, and BNP Paribas Trust Corporation UK Limited.
2.    We confirm that such Public/Product Liability Cover is in an amount which would be considered to be reasonably prudent in the context of the vehicle rental industry.
3.    We confirm that such Public/Product Liability Cover is in full force and effect as of the date of this letter. The current policy will expire on [●] unless it is cancelled, terminated or liability thereunder is fully discharged prior to that date.

This letter shall be governed by English law.

Yours faithfully

…………………………………………..
Date: [●]

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Part B
Motor Third Party Liability

To: [Lessor]
Dear Sirs
Letter of Undertaking
HERTZ FRANCE SAS, (the “Company”)
1.    We confirm that the Motor Third Party Liability Cover providing protection which is required as a matter of law, including providing protection against (i) liability in respect of bodily injury or death caused to third parties, and (ii) loss or damage to property belonging to third parties, in each case arising out of the use of any Vehicle has been effected for the account of the Company, RAC Finance SAS, and to the extent that each or either of the aforementioned parties are required to do so as a matter of law in the jurisdiction in which each or either of them or a Vehicle is located, for any other Person.
2.    We confirm that such Motor Third Party Liability Cover is in an amount which is at or above any applicable minimum limits of indemnity/ liability required as a matter of law or (if higher) which would be considered to be reasonably prudent in the context of the vehicle rental industry.
3.    We confirm that such Motor Third Party Liability Cover is in full force and effect as of the date of this letter. The current policy will expire on [●] unless it is cancelled, terminated or liability thereunder is fully discharged prior to that date.
This letter shall be governed by English law.

Yours faithfully

…………………………………………..
Date: [●]

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SCHEDULE III
REQUIRED CONTRACTUAL CRITERIA FOR VEHICLE PURCHASING AGREEMENTS

1    PROVISIONS TO BE APPLIED TO ALL VEHICLE PURCHASING AGREEMENTS TO BE ENTERED INTO BY FRENCH FLEETCO
Each Vehicle Purchasing Agreement will in substance satisfy the following contractual requirements:
1.1    Parties
Vehicle Purchasing Agreements to which French FleetCo is a party may include contractual terms permitting the accession of French OpCo (or another Affiliate of The Hertz Corporation other than French FleetCo) as an additional purchaser/seller.
If any Vehicle Purchasing Agreement provides that French OpCo (or any other Affiliate of The Hertz Corporation other than French FleetCo) may purchase/sell Vehicles in accordance with the terms of such Vehicle Purchasing Agreement, the obligations of French FleetCo and French OpCo (or other Affiliate of The Hertz Corporation other than French FleetCo, as applicable) under that Vehicle Purchasing Agreement will in all cases need to be several (non solidaires), and provide that French FleetCo will not have any liability for the obligations of French OpCo (or such other Affiliate of The Hertz Corporation, as applicable).
Alternatively, existing Vehicle Purchasing Agreements to which French OpCo (or other Affiliate of The Hertz Corporation other than French FleetCo) is a party may be amended to provide that French FleetCo may accede to such Vehicle Purchasing Agreements (satisfying the French Required Contractual Criteria) and that French FleetCo will not have any liability for the obligations of French OpCo (or other Affiliate of The Hertz Corporation).
1.2    Separate obligations
Each Vehicle Purchasing Agreement will satisfy the following criteria:
(a)    French FleetCo shall not under any circumstances have any liability for the obligations of French OpCo (in its capacity as guarantor, purchaser of vehicles or otherwise) thereunder; and
(b)    to the extent that French OpCo (or any other Affiliate of The Hertz Corporation other than French FleetCo) enters into or is a party to any other Vehicle Purchasing Agreements with the same Manufacturer /Dealer (each such Vehicle Purchasing Agreement to which French OpCo or other Affiliate of The Hertz Corporation other than French FleetCo is a party being a “French OpCo Specific Agreement”), French FleetCo shall not under any circumstances have any liability for the obligations of French OpCo (or such other Affiliate of The Hertz Corporation, as the case may be) under such French OpCo Specific Agreement.
1.3    Volume Rebates etc.
A Vehicle Purchasing Agreement may provide that any bonus payment or other amount (howsoever described) payable or to be made available by a Manufacturer /Dealer as a result of French FleetCo (or French FleetCo and/or French OpCo (and/or any other relevant Affiliate of The Hertz Corporation) under such Vehicle Purchasing Agreement and/or any French OpCo Specific Agreement, as applicable) meeting any minimum vehicle purchase level in that relevant year, be payable to or for the account of French OpCo (rather than French FleetCo). For the avoidance of doubt, French FleetCo may however take the benefit of reductions applied to purchase prices applicable to vehicles as a result of any such minimum vehicle purchase levels being reached.
Notwithstanding the foregoing where a Vehicle Purchasing Agreement provides that in the event that any minimum vehicle purchase level in the relevant year is not met:

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(a)    any bonus, payment, benefit or reductions applied to purchase prices on Vehicles purchased by French FleetCo or other amount (howsoever described) is recoverable by or repayable to a Manufacturer y/Dealer; or
(b)    any penalty or other amount (howsoever described) is payable to such Manufacturer /Dealer, such Vehicle Purchasing Agreement shall provide that, in each case, such amounts will only be reclaimed from, payable by, or otherwise recoverable from French OpCo or another Affiliate of The Hertz Corporation other than French FleetCo.
1.4    Confidentiality and public disclosure of terms of Vehicle Purchasing
Each Vehicle Purchasing Agreement will need to be disclosed to the French Security Trustee and possibly other Enhancement Providers.
1.5    Non-petition
Each Vehicle Purchasing Agreement will contain an irrevocable and unconditional covenant or undertaking given by the relevant Manufacturer /Dealer that such Manufacturer /Dealer shall not be entitled and shall not initiate or take any step in connection with:
(a)    liquidation, bankruptcy or insolvency (or any similar or analogous proceedings or circumstances) of French FleetCo; or
(b)    the appointment of an insolvency officer in relation to French FleetCo or any of its assets whatsoever, provided that, to the extent that a Vehicle Purchasing Agreement provides that such covenant or undertaking will terminate upon a given date, such date shall be no earlier than the date falling eighteen months and one day after the Legal Final Payment Date.
1.6    Limited recourse
Each Vehicle Purchasing Agreement will contain an irrevocable covenant or undertaking given by the relevant Manufacturer /Dealer that such Manufacturer /Dealer shall not be entitled to, and shall not, initiate or take any step in connection with the commencement of legal proceedings (howsoever described) to recover any amount owed to it by French FleetCo under the relevant Vehicle Purchasing Agreement; this covenant will be unconditional except that the relevant Manufacturer /Dealer may commence legal proceedings to the extent that the only relief sought against French FleetCo pursuant to such proceedings is the re-possession of relevant Vehicle(s) pursuant to applicable retention of title provisions provided for under the relevant Vehicle Purchasing Agreement, provided that, to the extent that a Vehicle Purchasing Agreement provides that such covenant or undertaking will terminate upon a given date, such date shall be no earlier than the date falling eighteen months and one day after the Legal Final Payment Date.
2    PROVISIONS TO BE APPLIED TO ALL MANUFACTURER PROGRAMS TO BE ENTERED INTO BY A FLEETCO
Each Manufacturer Program will in substance satisfy the following additional contractual requirements:
2.1    Assignment and transfers
Each Manufacturer Program will contain terms that permit French FleetCo to assign by way of security or pledge any of its rights under such agreement to the French Secured Parties. Any such right to grant security to the French Secured Parties must be unrestricted. Unless pursuant to an Intra-Group Transfer (as defined below) by a Manufacturer (which shall not require consent from French FleetCo), each Manufacturer Program will provide that the Manufacturer/Dealer may not assign, transfer or novate its obligations under such agreement without the prior written consent of French FleetCo. French FleetCo shall not provide such consent unless the Manufacturer /Dealer enters into a guarantee materially in the form set out in Schedule 3 (Draft Transfer and Guarantee Language to be included in Pro Forma Manufacturer Programs) or accepts joint and several liability in respect of the transferred obligations substantially on the terms set out in Schedule IV

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(Draft Transfer and Joint and Several Liability Language to be included in Pro Forma Manufacturer Programs). For the purposes hereof, an “Intra-Group Transfer” means an assignment, transfer or novation by a Manufacturer of its obligations under a Manufacturer Program to an Affiliate of such Manufacturer which would satisfy the definition of “Investment Grade Manufacturer” upon such Affiliate becoming a Manufacturer. For the avoidance of doubt, Manufacturers /Dealers may assign their rights under Manufacturer Programs without the prior written consent of French FleetCo.
2.2    Set-off
Each Manufacturer Program will provide that the Manufacturer/Dealer expressly waives (to the extent that it is able to do so under applicable law) any right that it would otherwise have under such Manufacturer Program or under applicable law to set-off (i) any amount of unpaid purchase price owed to such Manufacturer/Dealer by French FleetCo in relation to Vehicles ordered by (but not delivered to) French FleetCo by such Manufacturer/Dealer under that Manufacturer Program, against (ii) amounts owed by the Manufacturer/Dealer to French FleetCo under such Manufacturer Program, provided that, each Vehicle Purchasing Agreement entered into or renewed on or after the Closing Date will provide that the Manufacturer/Dealer expressly waives (to the extent that it is able to do so under applicable law) any right that it would otherwise have under such Vehicle Purchasing Agreement or under applicable law to set-off (i) any amount of unpaid purchase price owed to such Manufacturer/Dealer by French FleetCo under that Vehicle Purchasing Agreement, against (ii) amounts owed by the Manufacturer/Dealer to French FleetCo under that Manufacturer Program or any other Vehicle Purchasing Agreement, save and except in relation to any Manufacturer Programme with Daimler AG, and/or any of their respective Affiliates or successors or any corporation into which such entities may be merged or converted or with which they may be consolidated or any corporation resulting from any merger, conversion or consolidation of such entities (“Daimler Entities”) or any Dealers or agents (or Affiliates or successors thereof) selling Vehicles manufactured or purchased from the Daimler Entities if such Manufacturer Programme does not provide for waiver of set-off in accordance with paragraph 2.2 (Set-off) hereof, in which case such amounts may be reclaimed from, payable by, or otherwise recoverable from French FleetCo.
Notwithstanding the foregoing the Manufacturer /Dealers will be entitled to set off any amount owed by French FleetCo in respect of turn-back related damages against any amount of Repurchase Price owed by it to French FleetCo. The Servicer shall use reasonable efforts to procure that each Manufacturer Program will provide that the Manufacturer /Dealer expressly waives all rights to set-off (however arising, including legal set-off) any amount:
(a)    owed to it by French OpCo under such Manufacturer Program; or
(b)    owed to it by French OpCo (or any other Affiliate of The Hertz Corporation other than French FleetCo) under any other agreement (including any French OpCo Specific Agreement), in any such case against amounts owed by the Manufacturer /Dealer to French FleetCo under the relevant Manufacturer Program.
2.3    Manufacturer’s/Dealer’s obligations to be ‘unconditional’
No Manufacturer Program may contain terms that provide that the Repurchase Obligations of the Manufacturer/Dealer are conditional in any respect other than, in relation to (a) a force majeure event1 or (b) compliance with applicable turn-back procedures (including any Programme Minimum Term or Programme Maximum Term) and/or (c) turn-back standards in relation to the condition of the relevant Vehicle. For the avoidance of doubt, no Manufacturer Program may provide that the obligations of the Manufacturer /Dealer thereunder are conditional upon:
(a)    any minimum number of Vehicles being purchased (i) by French FleetCo under such Manufacturer Program; and/or (ii) by French OpCo or any other Person under such Manufacturer Program or any French OpCo Specific Agreement; or
1 For these purposes, a 'force majeure event' will be constituted by any event which (a) was not foreseen by the parties, (b) is outside their control and could not have been avoided by taking due care or by compliance in all material respects with obligations under the VPA and (c) prevents performance of the obligations of one or more parties under the contract.

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(b)    the solvency of French FleetCo; or
(c)    the solvency of any other Affiliate of The Hertz Corporation other than French FleetCo.
2.4    Termination provisions
To the extent that a Manufacturer/Dealer requires express termination provisions to be included in any Manufacturer Program, such Manufacturer Program may provide that a Manufacturer /Dealer is entitled (upon expiry of a predetermined notice period or otherwise) to terminate such agreement before its scheduled expiry date upon the occurrence of certain events (e.g. liquidation, bankruptcy, insolvency, failure to pay, late payment, partial payment, breach or serious breach of obligations, or any similar or analogous events); provided always that the Manufacturer/Dealer shall not under any circumstances have the right to terminate its obligations (subject to and in accordance with any eligibility criteria and Programme Minimum Term or Programme Maximum Term) to repurchase (or, if applicable to perform its guaranteed obligations thereunder) in respect of any Vehicle shipped to French FleetCo or its order prior to the termination of such Manufacturer Program.
2.5    Retention of title in favour of French FleetCo
The Manufacturer Program entered into with the Top Two Non-Investment Grade Manufacturers will, where credit terms are made available to the relevant Manufacturer /Dealer (in relation to the payment by it of applicable repurchase prices for Vehicles) provide that title to the relevant Vehicle will remain with French FleetCo until the sale proceeds are received by French FleetCo. In practice French FleetCo may return the registration documents for a Vehicle when it is turned back to such Top Two Non-Investment Grade Manufacturers.

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SCHEDULE IV
DRAFT TRANSFER AND JOINT AND SEVERAL LIABILITY LANGUAGE TO BE INCLUDED IN PRO FORMA MANUFACTURER PROGRAM

This should be included in each relevant pro forma Manufacturer Program, and should be adapted to the relevant Manufacturer Program. This language should only be used where the Existing Supplier agrees to be jointly and severally liable with the New Supplier. Local counsel should be consulted to ensure that it is duly executed and complies with the applicable law.
1    TRANSFERS BY THE SUPPLIER
The Supplier (the “Existing Supplier”) may transfer by means of assignment of contract (cession de contrat) (the “Transfer”) to another entity which has all consents and approvals required in order to perform its obligations under this Agreement (the “New Supplier”) all of its rights and obligations with regard to all or any of the vehicles subject of this Agreement as shall be specified (the “Relevant Vehicles”).
1.1    Conditions of transfer
A Transfer will not be effective unless FleetCo receives in compliance with paragraph 1.2 (Procedure for transfer) and at least 2 (two) Business Days before the date on which the Transfer is intended to take effect (the “Transfer Date”):
(a)    notification from the Existing Supplier of the name and contact details of the New Supplier;
(b)    acknowledgment from the New Supplier of its agreement to be bound by the terms of this Agreement including, without limitation, the Required Contractual Criteria;
(c)    acknowledgment that in no event will French FleetCo be required to deliver any Relevant Vehicle to the New Supplier or its agent outside France;
(d)    a duly completed and executed acknowledgment of joint and several liability substantially in the form set out in Annex 2 (the “Acknowledgment”) from the Existing Supplier and the New Supplier.
1.2    Procedure for transfer
(a)    Subject to conditions set out in Sub-Clause 1.1 (Conditions of transfer) a Transfer shall be effected in accordance with paragraph (b) below not less than 2 (two) Business Days following receipt by FleetCo of a duly completed transfer certificate substantially in the form set out in Annex 1 (the “Transfer Certificate”) delivered to it by the Existing Supplier and the New Supplier.
(b)    On the Transfer Date:
(i)    to the extent that in the Transfer Certificate the Existing Supplier seeks to transfer its rights and obligations under this Agreement in respect of the Relevant Vehicles, each of FleetCo and the Existing Supplier shall be released from further obligations towards one another in respect of the Relevant Vehicles under this Agreement and their respective rights against one another under this Agreement in respect of the Relevant Vehicles shall be cancelled (being the “Discharged Rights and Obligations”);
(ii)    each of French FleetCo and the New Supplier shall assume obligations towards one another and/or acquire rights against one another which shall be the same as the Discharged Rights and Obligations insofar as French FleetCo and the New Supplier have assumed and/or acquired the same in place of FleetCo and the Existing Supplier; and
(iii)    the New Supplier shall become a party to the New Agreement.

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1.3    Definitions
In this Clause and in the Transfer Certificate the following words shall bear the following meaning:
“Business Day” means any day (other than a Saturday or Sunday) when commercial banks are open for general business in France;
“New Agreement” means this Agreement as it shall apply to the New Supplier pursuant to Clause 1;
“Repurchase Obligations” means the obligations of the Supplier to re-purchase from French FleetCo, at the applicable Repurchase Price, Relevant Vehicles in accordance with the terms of the Agreement; and
“Repurchase Price” means the purchase price or other consideration payable by the Supplier to French FleetCo for the re-purchase by the Supplier of any Relevant Vehicles.

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Annex 1

Form of Transfer Certificate

To:    RAC Finance SAS and Hertz France SAS
From:    [The Existing Supplier] (the “Supplier”) and [The New Supplier] (the “New Supplier”)
Dated:    [Date]
RAC Finance SAS - Agreement dated [•] (the “Agreement”)
1    We refer to the Agreement. This is a Transfer Certificate as defined in Sub-Clause 1.2 of the Agreement and constitutes a deed of assignment (acte de cession de contrat). Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
2    We refer to Sub-Clause 1.2 (Procedure for transfer):
(a)    In accordance with Sub-Clause 1.2 (Procedure for transfer), the Existing Supplier hereby transfers by means of assignment of contract (cession de contrat) to the New Supplier, which transfer is hereby accepted by the New Supplier, all of the Existing Supplier’s rights and obligations relating to [the following vehicles set out below] (the “Relevant Vehicles”):
[Vehicle Registration Numbers]
OR
[all vehicles which have been or, as the case may be, which may be purchased by FleetCo under the Agreement (the “Relevant Vehicles”)]
(b)    The proposed Transfer Date is the later of [•] or 2 (two) Business Days after the date you receive this Transfer Certificate.
(c)    The address, telephone number, fax number and attention details for notices of the New Supplier are:
Address:    [Address]
Tel:        [Telephone]
Fax:        [Fax]
Attn:        [Name]
3    The New Supplier expressly acknowledges its agreement to be bound by the terms of the Agreement including, without limitation, the provisions set out in Schedule III (Required Contractual Criteria for Vehicle Purchasing Agreements).
4    This Transfer Certificate constitutes a deed of assignment (acte de cession de contrat).
5    The New Supplier acknowledges that it will not transfer its obligations under the New Agreement without the prior written consent of FleetCo and the Existing Supplier.
6    The New Supplier acknowledges that FleetCo will not be required, under any circumstances, to deliver any Relevant Vehicle to the New Supplier or its agent outside France.
7    This Transfer Certificate is governed by French law.

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[Existing Supplier]            [New Supplier]
By:                    By:
For co-operation (medewerking) to the above transfers of contract:

RAC Finance SAS

___________________________________________
By:

Hertz France SAS

___________________________________________
By:

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Annex 2

Form of Acknowledgement of Joint and Several Liability

To:    RAC Finance SAS (“French FleetCo”)
From:    [EXISTING SUPPLIER] (the “Existing Supplier”) and [NEW SUPPLIER] (the “New Supplier” and, together with the Existing Supplier, the “Co-Obligors”)
Date:    [date]

RAC Finance SAS — Agreement dated [date] (the “Agreement”)
1    We refer to the Agreement. This is an Acknowledgment as defined in Sub-Clause 1.1(d) of the Agreement. Terms defined in the Agreement have the same meaning in this Acknowledgment unless given a different meaning in this Acknowledgment.
2    The Co-Obligors agree and acknowledge that they are jointly and severally liable for the due and punctual performance of each and every liability (whether arising in contract or otherwise) the New Supplier may now or hereafter have toward French FleetCo under the terms of the Agreement. The Existing Supplier promises to pay to French FleetCo from time to time and upon 2 (two) Business Days’ written notice all liabilities from time to time due and payable (but unpaid following a notice to the New Supplier of such fact) by the New Supplier under or pursuant to the Agreement or on account of any breach thereof.
3    French FleetCo may take action against, or release or compromise the liability of, either Co-Obligor, or grant time or other indulgence, without affecting the liability of the other Co-Obligor under paragraph 2 above. French FleetCo may take action against the Co-Obligors together or such one or more of them as French FleetCo shall think fit.
4    The obligations of each Co-Obligor contained in this Acknowledgment in paragraph 2 above and the rights, powers and remedies conferred in respect of that Co-Obligor upon French FleetCo by this Acknowledgment shall not be discharged, impaired or otherwise affected by:
(i)    the liquidation, winding-up, dissolution, administration or reorganisation of the other Co-Obligor or any change in its status, function, control or ownership;
(ii)    any of the obligations of the other Co-Obligor under the Agreement being or becoming unenforceable in any respect;
(iii)    time, waiver, release or other indulgence granted to the other Co-Obligor in respect of its obligations under the Agreement; or
(iv)    any other act, event or omission which, but for this paragraph 4, might operate to discharge, impair or otherwise affect any of the obligations of the Existing Supplier contained in paragraph 2 above or any of the rights, powers or remedies conferred upon French FleetCo under that paragraph 2.

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5    This Acknowledgement is governed by French law.

[Existing Supplier]            [New Supplier]
By:                    By:

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SCHEDULE V
DRAFT INTRA-GROUP VEHICLE PURCHASING AGREEMENT

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_____________202[•]
RAC FINANCE SAS AND [•]
INTRA-GROUP VEHICLE PURCHASING AGREEMENT AGREEMENT

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THIS INTRA-GROUP VEHICLE PURCHASING AGREEMENT (this "Agreement") is made on [•] 202[•],
BETWEEN:
(1) RAC FINANCE SAS, an entity established in France with its principal place of business in Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1, 78180, Montigny-le-Bretonneux, 487 581 498 RCS Versailles
("French FleetCo" or the "Purchaser"); and
(2) [•], ("[•]" or the "Seller").
The Seller and the Purchaser shall be hereinafter jointly referred to as the "Parties".
WHEREAS:
[•]
NOW THEREFORE IT IS HEREBY AGREED:
1    SALE AND PURCHASE AND FURTHER UNDERTAKINGS
1.1.    The Seller hereby sells to the Purchaser and the Purchaser hereby acquires from the Seller the vehicles identified in the Schedule to this Agreement (the "Vehicles").
1.2.    From the moment of execution of this Agreement, title to the relevant Vehicle will automatically pass to the Purchaser.
1.3.    The risk inherent to each Vehicle will pass to the Purchaser at the same time as the transfer of title to such Vehicle (i.e., the date on which this Agreement is executed).
1.4.    The Parties hereby agree that the sale effected hereby is made on arm's length terms (à des conditions normales de marché).
1.5.    For the avoidance of doubt, the Purchaser shall have no liability in connection with the obligations of the Seller under this Agreement. The Seller undertakes to the Purchaser that if the Purchaser incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses and any value added tax thereon) arising out of, in connection with or based on the sale effected hereby, the Seller shall indemnify the Purchaser an amount equal to the amount so incurred by the Purchaser within five Business Days of written demand.
2    CONSIDERATION
The purchase price to be paid by the Purchaser to the Seller for the purchase of the Vehicles by the Purchaser under this Agreement shall be the Net Book Value (as determined under US GAAP) of the Vehicles sold under this Agreement (the "Purchase Price").
3    REPRESENTATIONS AND WARRANTIES
3.1    The Seller's Representations
The Seller warrants and represents to the Purchaser that as at the date of this Agreement:

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3.1.1    it is a legally incorporated entity and is duly authorised to enter into this Agreement and perform its obligations hereunder;
3.1.2    the officer or attorney signing this Agreement on behalf of the Seller is duly authorised to do so, and no further approvals and/or authorisations are necessary from the relevant corporate bodies of the Seller for the Seller to enter into this Agreement and perform its obligations hereunder;
3.1.3    no steps have been taken for its liquidation, dissolution, declaration of insolvency or analogous circumstance and no liquidator, administrator, receiver or analogous person has been appointed over its assets;
3.1.4    it holds full legal title ("[•]") to the Vehicles;
3.1.5    the Vehicles are freely transferrable and no charge, lien, security interest or other type of third party rights falls over the Vehicles, except for any rights that the Seller's customers may have as a result of the rental of the Vehicles from the Seller in the ordinary course of business; and
3.1.6    the Vehicles are duly registered with the Registry of Vehicles and have the relevant documentation in order to validly circulate in [●].
3.2    The Purchaser's Representations
The Purchaser warrants and represents to the Seller that as at the date of this Agreement:
3.2.1    it is a legally incorporated entity and is duly authorised to enter into this Agreement and perform its obligations hereunder; and
3.2.2    the officer or attorney signing this Agreement on behalf of the Purchaser is duly authorised to do so, and no further approvals and/or authorisations are necessary from the relevant corporate bodies of the Purchaser for the Purchaser to enter into this Agreement and perform its obligations hereunder.
4    LIMITED RECOURSE
4.1    The Seller may commence legal proceedings against the Purchaser to the extent that the only relief sought against the Purchaser pursuant to such proceedings is the re-possession by the Seller of the Vehicle in the event of non-payment by the Purchaser of the Purchase Price relating to a Vehicle.
4.2    The Seller hereby covenants and undertakes that, other than as specified in paragraph 4.1 above, the Seller shall not be entitled to and shall not initiate or take any step in connection with the commencement of legal proceedings (howsoever described) to recover any amount owed to it by the Purchaser hereunder.
5    NON-PETITION
The Seller shall not be entitled to and shall not take any step-in connection with:

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5.1.1    The liquidation, bankruptcy or insolvency (or any similar or analogous proceedings or circumstances) of the Purchaser; or
5.1.2    the appointment of an insolvency officer in relation to the Purchaser or any of its assets whatsoever.
6    SET-OFF
Each Party hereto acknowledges and agrees that all amounts due under this Agreement shall be paid in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).
7    ASSIGNMENT
7.1    Assignment by the Purchaser
The Purchaser may assign, pledge or transfer by way of security its rights under this Agreement to a security trustee or similar person appointed in relation to a finance transaction without restriction and without the need to obtain the consent of the Seller or any other person.
7.2    Assignment by the Seller
The Sellermay not assign, pledge, transfer or novate its obligations under this Agreement without the prior written consent of the Purchaser.
8    SURVIVAL OF CERTAIN PROVISIONS
Clauses 4 (Limited recourse) and 5 (Non-petition) of this Agreement are irrevocable and shall remain in full force and effect notwithstanding the termination of this Agreement.
9    GOVERNING LAW AND JURISDICTION
9.1    Governing Law
This Agreement shall be governed by and construed in accordance with the laws of France.
9.2    Jurisdiction
With respect to any suit, action or proceedings relating to this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of Paris, France.

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IN WITNESS WHEREOF, the Parties hereto, acting through their duly authorised representatives, have caused this Agreement to be executed and delivered on the date first above written.
SIGNATURE PAGE TO THE SALE AND PURCHASE AGREEMENT
The Purchaser
RAC FINANCE SAS
By: ______________________________
Name:
Title:
The Seller
[•]
By: ______________________________
Name:
Title:

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Schedule
Description of Vehicles Sold

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SCHEDULE VI
FORM OF NOTICES TO LANDLORDS, CAR PARKS OWNERS AND TRANSPORTERS
Part A
Notice to Landlords

Part I
Notice to Landlord - Subscription Agreement
[Sur papier à en tête de Hertz France S.A.S.]

Par lettre recommandée avec accusé de réception
A :    [nom/dénomination sociale et adresse du propriétaire du Parc de Stationnement]
Copie:     RAC Finance S.A.S.
Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1
    78180, Montigny-le-Bretonneux
    487 581 498 RCS Versailles

Fax:    [*]
Email:    [*]
Attention:    The Président

Trappes, le [•]
Madame, Monsieur,
Notice d'Information
Nous faisons référence au contrat d'abonnement conclu le [•] entre vous-mêmes et notre société [détails des contrats d'abonnement à fournir par Hertz France S.A.S. : date, référence, autres détails d'identification applicables] (le(s) “Contrat(s) d'Abonnement”) aux termes duquel vous avez accepté de nous fournir un service de parking sur le[s] parc[s] de stationnement présentant les caractéristiques suivantes : [éléments d'identification du ou des parc(s) de stationnement à fournir par Hertz France S.A.S. : adresse, etc.] (le(s) “Parc(s) de Stationnement”).
Le Groupe Hertz s'est engagé dans un programme de financement afin d'acquérir des véhicules. En conséquence de ce programme de financement, la plupart des véhicules automobiles qui viendront, à tout moment à compter de la date du présent courrier, à stationner sur le Parc de Stationnement aux termes du Contrat d'Abonnement n'appartiendront pas à Hertz France S.A.S. et ne seront pas immatriculés au nom de Hertz France S.A.S. Ces véhicules seront la propriété de la société RAC Finance S.A.S. et seront immatriculés à son nom.
A tout moment pendant la durée du Contrat de Location, sur demande écrite préalable de votre part, nous vous communiquerons les noms des propriétaires de chacun des véhicules automobiles qui viendront à stationner sur le(s) Parc(s) de Stationnement à une date donnée à compter de la date du présent courrier.

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HERTZ FRANCE S.A.S.
Signature:
Nom:
Qualité:

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Translation for information purposes only
[On letterhead paper of Hertz France S.A.S.]

By registered mail with acknowledgement of receipt
To:    [name and address of the landlord of the Car Park]
Copy:    RAC Finance S.A.S.
    Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1
    78180, Montigny-le-Bretonneux
    487 581 498 RCS Versailles

Fax:     [*]
Email:    [*]
Attention:    The Président

Trappes, [•]
Dear Madam, dear Sir,
Information Notice
We refer to the subscription agreement entered into on [•] between yourself and our company [details of the subscription agreements to be provided by Hertz France S.A.S.: date, reference number, other applicable details] (the “Subscription Agreement(s)”) pursuant to which you have agreed to provide to us parking services with respect to the car park[s] having the following features: [identification details of the car park[s] to be provided by Hertz France S.A.S.: address, etc.] (the “Car Park(s)”).
The Hertz Group has embarked on a funding programme to purchase vehicles. As a result of this funding programme, most of the vehicles which may be parked in the Car Park(s) pursuant to the Subscription Agreement(s) from time to time as from the date of this letter will not belong to Hertz France S.A.S. and will not be registered in our name. These vehicles may belong to and will be registered in the name of RAC Finance S.A.S.
At any time during the term of the Subscription Agreement, upon prior written request, we will provide you with a list of the owners of the vehicles that will be parked in the Car Park(s) as at a given date as from the date of this letter.
HERTZ FRANCE S.A.S.
Signature:
Name:
Title:

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Part II
Notice to Landlord - Lease Agreement
[Sur papier à en tête de Hertz France S.A.S.]
Par lettre recommandée avec accusé de réception
A :    [nom/dénomination sociale et adresse du propriétaire du Parc de Stationnement]
Copie:    RAC Finance S.A.S.
Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1
    78180, Montigny-le-Bretonneux
    487 581 498 RCS Versailles

Fax:    [*]
Email:    [*]
Attention:    The Président

Trappes, le [•]
Madame, Monsieur,
Notice d'Information
Nous faisons référence au contrat de location conclu le [•] entre vous-mêmes et notre société [détails des contrats de location à fournir par Hertz France S.A.S. : date, référence, autres détails d'identification applicables] (le(s) “Contrat(s) de Location”) aux termes duquel vous avez accepté de nous donner en location le[s] parc[s] de stationnement présentant les caractéristiques suivantes : [éléments d'identification du ou des parc(s) de stationnement à fournir par Hertz France S.A.S. : adresse, etc.] (le(s) “Parc(s) de Stationnement”).
Le Groupe Hertz s'est engagé dans un programme de financement afin d'acquérir des véhicules. En conséquence de ce programme de financement, la plupart des véhicules automobiles qui viendront, à tout moment à compter de la date du présent courrier, à stationner sur le Parc de Stationnement aux termes du Contrat de Location n'appartiendront pas à Hertz France S.A.S. et ne seront pas immatriculés au nom de Hertz France S.A.S. Ces véhicules seront la propriété de la société RAC Finance S.A.S. et seront immatriculés à son nom.
A tout moment pendant la durée du Contrat de Location, sur demande écrite préalable de votre part, nous vous communiquerons les noms des propriétaires de chacun des véhicules automobiles qui viendront à stationner sur le(s) Parc(s) de Stationnement à une date donnée à compter de la date du présent courrier.
HERTZ FRANCE S.A.S.
Signature :
Nom :
Qualité :

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Translation for information purposes only
[On letterhead paper of Hertz France S.A.S.]

By registered mail with acknowledgement of receipt
To:    [name and address of the landlord of the Car Park]
Copy:    RAC Finance S.A.S.
Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1
    78180, Montigny-le-Bretonneux
    487 581 498 RCS Versailles

Fax:    [*]
Email:    [*]
Attention:    The Président

Trappes, [•]
Dear Madam, dear Sir,
Information Notice
We refer to the lease agreement entered into on [•] between yourself and our company [details of the lease agreements to be provided by Hertz France S.A.S.: date, reference number, other applicable details] (the “Lease Agreement(s)”) pursuant to which you have agreed to hire to us the car park[s] having the following features: [identification details of the car park[s] to be provided by Hertz France S.A.S.: address, etc.] (the “Car Park(s)”).
The Hertz Group has embarked on a funding programme to purchase vehicles. As a result of this funding programme, most of the vehicles which may be parked in the Car Park(s) pursuant to the Lease Agreement(s) from time to time as from the date of this letter will not belong to Hertz France S.A.S. and will not be registered in our name. These vehicles may belong to, and be registered in the name of RAC Finance S.A.S.
At any time during the term of the Lease Agreement, upon prior written request, we will provide you with a list of the owners of the vehicles that will be parked in the Car Park(s) as at a given date as from the date of this letter.

HERTZ FRANCE S.A.S.
Signature:
Name:
Title:

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Part B
Notice to Transporter
[Sur papier à en tête de Hertz France S.A.S.]
Par lettre recommandée avec accusé de réception
A :    [nom/dénomination sociale et adresse du transporteur]
Copie:    RAC Finance S.A.S.
Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1
    78180, Montigny-le-Bretonneux
    487 581 498 RCS Versailles

Fax:    [*]
Email:    [*]
Attention:    The Président
Trappes, le [•]
Madame, Monsieur,
Notice d'Information
[Nous faisons référence au(x) contrat(s) de transport conclu(s) le [•] entre vous-mêmes et notre société [détails des contrats de transport à fournir par Hertz France S.A.S.: date, référence, autres détails d'identification applicables] (le(s) “Contrat(s) de Transport”) aux termes [duquel]/[desquels] vous avez accepté de transporter certains des véhicules que nous utilisons.]
ou
[Nous faisons référence à vos conditions générales que nous avons signées le [•] [détails des conditions générales à fournir par Hertz France S.A.S.: date, référence, autres détails d'identification applicables] (les “Conditions Générales”) aux termes desquelles vous avez accepté de transporter certains des véhicules que nous utilisons.]
Le Groupe Hertz s'est engagé dans un programme de financement afin d'acquérir des véhicules. En conséquence de ce programme de financement, la plupart des véhicules automobiles qui viendront, à tout moment à compter de la date du présent courrier, à être transportés par vous aux termes [du(des) Contrat(s) de Transport]/[des Conditions Générales] n'appartiendront pas à Hertz France S.A.S. et ne seront pas immatriculés au nom de Hertz France S.A.S. Ces véhicules seront la propriété de la société RAC Finance S.A.S. et seront immatriculés à son nom.
A tout moment pendant la durée [du(des) Contrat(s) de Transport]/[des Conditions Générales], sur demande écrite préalable de votre part, nous vous communiquerons les noms des propriétaires de chacun des véhicules automobiles qui viendront à être transportés par vous à une date donnée à compter de la date du présent courrier.
HERTZ FRANCE S.A.S.
Signature :
Nom :
Qualité :

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For translation information purposes
[On letterhead paper of Hertz France S.A.S.]
By registered mail with acknowledgement of receipt
To:    [name and address of the transporter]
Copy:    RAC Finance S.A.S.
Immeuble Diagonale Sud 6 Avenue Gustave Eiffel Bâtiment A1
    78180, Montigny-le-Bretonneux
    487 581 498 RCS Versailles

Fax:    [*]
Email:    [*]
Attention:    The Président

Trappes, [•]
Dear Madam, dear Sir,
Information Notice
[We refer to the carrier agreement(s) entered into on [•] between yourself and our company [details of the carrier agreement(s) to be provided by Hertz France S.A.S.: date, reference number, other applicable details] (the “Carrier Agreement(s)”) pursuant to which you have agreed to [carry/convey] some of the vehicles used by us.]
OR
[We refer to your general conditions signed by our company on [•] [details of the general conditions to be provided by Hertz France S.A.S.: date, reference number, other applicable details] (the “General Conditions”) pursuant to which you have agreed to [carry/convey] some of the vehicles used by us.]
The Hertz Group has embarked on a funding programme to purchase vehicles. As a result of this funding programme, most of the vehicles which may carried by you pursuant to the [Carrier Agreement(s)]/[General Conditions] from time to time as from the date of this letter will not belong to Hertz France S.A.S. and will not be registered in our name. These vehicles will belong to, and be registered in the name of RAC Finance S.A.S.
At any time during the term of the [Carrier Agreement(s)]/[General Conditions], upon prior written request, we will provide you with a list of the owners of the vehicles that will be carried by you as at a given date as from the date of this letter.
HERTZ FRANCE S.A.S.
Signature:
Name:
Title:

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SCHEDULE VII
FORM OF FRENCH MASTER LEASE EXTENSION AGREEMENT
To:    RAC Finance S.A.S. (the “Lessor”)
From:    Hertz France S.A.S. (the “Lessee”)
    [Additional Lessees to be added if applicable]
Date:    []
Dear Sirs,
We refer to the French Master Lease dated [] 2018 (as the same may be amended, modified, varied novated, supplemented ore replaced from time to time) between, inter alios, the Lessee and the Lessor (the “French Master Lease”). Words and expressions used in this letter have the meanings ascribed to them in the French Master Lease or in the Master Definitions and Construction Agreement dated [] 2018 between (as the same may be amended, modified, varied novated, supplemented ore replaced from time to time) between, inter alios, the Lessee and the Lessor.
We hereby request that all the leases of Lease Vehicles entered into and that have not been terminated as of the date hereof in accordance with the French Master Lease be extended until [date] [year] on the terms set out in the French Master Lease.
This letter is a French Master Lease Extension Agreement.
Yours faithfully
Lessee
HERTZ FRANCE S.A.S.
By:    ………………………………………..

[Lessee
[]
By:    ………………………………………..]

We hereby agree to the extension of the French Master Lease on the terms set out therein.
Lessor
RAC FINANCE S.A.S.

By:    ………………………………………..

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SCHEDULE VIII
FORM OF INITIAL LEASE VEHICLE ACQUISITION SCHEDULE

Vehicles to be leased pursuant to the French Master Lease as of the Closing Date, whose Vehicle Lease Commencement Date shall be the Closing Date:

VIN	Make	Model	Model Year

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